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                            SHARE PURCHASE AGREEMENT

                                      among

                               NFO RESEARCH, INC.

                                  NFO UK, INC.

                                       and

                      THE SHAREHOLDERS OF THE MBL GROUP PLC



                                ----------------

                                  July 11, 1997

                                ----------------






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                                                                       PAGE

                             TABLE OF CONTENTS

                                                                       PAGE

ARTICLE 1   SALE AND PURCHASE OF THE SHARES...............................1
      1.1   Sale and Purchase of the Shares...............................1
      1.2   Payment of Purchase Price.....................................2
      1.3   Delivery of the Shares........................................2
      1.4   Closing; Closing Date.........................................2

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF NFO-UK AND NFO..............2
      2.1   Organization and Good Standing................................2
      2.2   Authorization; Binding Agreement..............................2
      2.3   Absence of Breach.............................................3
      2.4   Governmental Approvals........................................3
      2.5   Litigation....................................................3
      2.6   Full Disclosure...............................................3
      2.7   No Material Adverse Change....................................3
      2.8   Accounting Matters............................................4
      2.9   Pooling Letter................................................4
      2.10  NFO Stock.....................................................4

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF THE

            SELLERS AS TO THE COMPANY.....................................4

      3.1   Due Organization and Authority; Subsidiaries..................4
      3.2   Subsidiaries..................................................4
      3.3   Qualification.................................................5
      3.4   Capitalization................................................5
      3.5   Options and Other Rights......................................5
      3.6   Charter Documents and Corporate Records.......................5
      3.7   Authority Relative to this Agreement..........................6
      3.8   Consents and Approvals, No Violations.........................6
      3.9   Financial Statements..........................................7
      3.10  Litigation....................................................7
      3.11  No Material Adverse Change....................................7
      3.13  Finders and Investment Bankers................................8
      3.14  Prohibited Actions............................................8
      3.15  Taxes.........................................................8
      3.16  Employee Benefit Matters.....................................13
      3.17  Employee Relations...........................................16
      3.18  Total Revenues or Net Assets.................................16
      3.19  Environmental Matters........................................17
      3.20  Contracts....................................................17
      3.21  Intangible Property..........................................18
      3.22  Accounts Receivable; Accounts Payable........................19
      3.23  Real Estate..................................................20
      3.24  Litigation Involving Sellers.................................20
      3.25  Tangible Property............................................20


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                                                                       PAGE


      3.26  Liabilities..................................................21
      3.27  Liens........................................................21
      3.28  Insurance....................................................21
      3.29  Potential Conflicts of  Interest.............................21
      3.30  Accounting Matters...........................................23
      3.31  Pooling Letter...............................................23

ARTICLE 4   .............................................................23
      4.1   Conduct of Business of the MBL Group.........................23
      4.2   Notification of Certain Matters..............................23
      4.3   Reasonable Efforts...........................................24
      4.4   Public Announcements.........................................24
      4.5   Service Agreements...........................................24
      4.6   Registration Rights Agreement................................24
      4.7   Non-Competition/Non-Solicitation/No Disparagement............25
      4.8   Indemnification of Brokerage.................................27
      4.9   NFO Common Stock.............................................27
      4.10  Insurance....................................................27
      4.11  Accounting Treatment.........................................27
      4.12  Stamp and Transfer Taxes.....................................28

ARTICLE 5   CONDITIONS...................................................28
      5.1   Conditions Precedent to the Obligation of NFO-UK and NFO to
            Close........................................................28
      5.2   Conditions to Obligation of the Sellers......................29

ARTICLE 6   TERMINATION AND ABANDONMENT..................................31
      6.1   Termination..................................................31
      6.2   Procedure and Effect of Termination..........................31

ARTICLE 7   SURVIVAL OF REPRESENTATIONS & WARRANTIES.....................31
      7.1   Survival.....................................................31
      7.2   Certain Definitions..........................................31

ARTICLE 8................................................................32
      8.1   Obligation of the Sellers To Indemnify.......................32
      8.2   Obligation of NFO-UK and NFO to Indemnify....................32
      8.3   Notice to Indemnifying.......................................33
      8.4   Limitations on Indemnification...............................34
      8.5   Additional Indemnification...................................35
      8.6   Payment of Claims by the Sellers.............................35

ARTICLE 9   MISCELLANEOUS................................................35
      9.1   Knowledge of Sellers.........................................35
      9.2   Amendment and Modification..................................35
      9.3   Waiver of Compliance; Consents...............................36
      9.4   Notices......................................................36
      9.5   Assignment...................................................37
      9.6   Expenses.....................................................38
      9.7   Governing Law................................................38


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      9.8   Jurisdiction.................................................38
      9.9   Counterparts.................................................39
      9.10  Interpretation...............................................39
      9.11  Entire Agreement.............................................39
      9.12  No Third Party Beneficiaries.................................39

EXHIBITS

Exhibit A         March 31, 1997 Interim Financial Statements
Exhibit B         Form of John R. Goodyear Service Agreement
Exhibit C         Form of Mary J. Goodyear Service Agreement
Exhibit D         Form of Registration Rights Agreement
Exhibit E         Form of Opinion of Winward Fearon
Exhibit F         Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

SCHEDULES

Schedule 3.2      MBL Subsidiaries
Schedule 3.4      Capitalization
Schedule 3.5      Options and Other Rights
Schedule 3.8      Consents
Schedule 3.9      Financial Statements
Schedule 3.14     Prohibited Actions
Schedule 3.15     Taxes
Schedule 3.16     Employee Benefit Matters
Schedule 3.17     Employee Relations
Schedule 3.20     Contracts
Schedule 3.21     Intangible Property
Schedule 3.22     Accounts Receivable
Schedule 3.23     Leases
Schedule 3.26     Liabilities
Schedule 3.27     Liens
Schedule 3.28     Insurance
Schedule 3.29     Conflicts of Interest


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                         SHARE PURCHASE AGREEMENT

            SHARE PURCHASE AGREEMENT, dated as of July 11, 1997 (the "Agreement"), among NFO RESEARCH, INC., a Delaware corporation ("NFO"), NFO-UK, INC., a Delaware corporation and a wholly-owned subsidiary of NFO ("NFO-UK") and JOHN R. GOODYEAR and MARY J. GOODYEAR (collectively, the "Sellers").

            The Sellers are the legal and beneficial and record owners of 100,000 ordinary shares of (pound)1.00 each (the "Shares" ), of The MBL Group plc, a company incorporated under the laws of England and Wales (Registration No. 2077760) (the "Company").

            The Shares constitute all of the issued and outstanding share capital of the Company.

            NFO-UK wishes to purchase the Shares from the Sellers, and the Sellers wish to sell the Shares to NFO-UK, all upon the terms and conditions hereinafter set forth.

            It is intended that the purchase and sale of the Shares shall be accounted for as a "pooling of interests" transaction for accounting purposes.

            Accordingly, the parties agree as follows

                                 ARTICLE 1

                      SALE AND PURCHASE OF THE SHARES

            1.1 SALE AND PURCHASE OF THE SHARES. At the closing provided for in
Section 1.4 (the "Closing"), upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements of the Sellers contained herein, the Sellers shall sell and transfer to NFO-UK the legal and beneficial title (meaning full and unrestricted title with the benefit of quiet enjoyment and free from lawful interruption and disturbance) with full title guarantee and free from all encumbrances (provided that the implied covenant given pursuant to Section 3(l) of The Law of Property (Miscellaneous Provisions) Act 1994 shall not be qualified by the words "other than any charges, encumbrances or rights which that person does not or could not reasonably be expected to know about") to NFO-UK, and NFO-UK shall purchase from the Sellers, the Shares.


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            1.2 PAYMENT OF PURCHASE PRICE. At the Closing, NFO shall deliver to the Sellers an aggregate of 1,364,242 shares of common stock, par value $0.01 per share ("NFO Common Stock"), of NFO (the "Purchase Price") in settlement of the agreed consideration to be received for the Shares of each Seller in an amount equal to $16,149,205.50 per Seller.

            1.3 DELIVERY OF THE SHARES. At the Closing, the Sellers shall deliver to NFO-UK duly executed share transfers in respect of the Shares in favour of NFO-UK, together with the relative share certificates and any power of attorney or other authority under which such transfers have been executed.

            1.4 CLOSING; CLOSING DATE. The Closing of the sale and purchase of the Shares contemplated hereby shall take place at the offices of The MBL Group plc, 4-5 Bonhill Street, London EC2A 4BX, England at 10:00 a.m., local time, on July 11, 1997 or at such other time or place or on such other date as the Purchaser and tile Sellers mutually agree (the date upon which the Closing occurs being referred to herein as the "Closing Date").

                                 ARTICLE 2
             REPRESENTATIONS AND WARRANTIES OF NFO-UK AND NFO

            NFO and NFO-UK, jointly and severally, represent and warrant to the Sellers as follows:

            2.1 ORGANIZATION AND GOOD STANDING. Each of NFO-UK and NFO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            2.2 AUTHORIZATION; BINDING AGREEMENT. Each of NFO-UK and NFO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of NFO-UK and NFO, respectively, and no other corporate proceedings on the part of NFO-UK or NFO are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly authorized, executed and delivered by each of NFO- UK and NFO and constitutes a legal, valid and binding agreement of each of NFO-UK and NFO, enforceable against each such entity in accordance with its terms.


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            2.3 ABSENCE OF BREACH. The execution and delivery by each of NFO-UK and NFO of this Agreement, and the performance thereby of its obligations hereunder, will not (i) conflict with or result in a breach of any of the provisions of the Certificate of Incorporation or By-laws thereof (ii) require any consent, approval or notice under or conflict with or result in a violation in or breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either of NFO-UK or NFO is a party or by which it or any of its properties or assets may be bound or (iii) subject to the obtaining of the governmental and other consents referred to in Section 2.4, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, singly or in the aggregate, would have a material adverse effect thereon.

            2.4 GOVERNMENTAL APPROVALS. No consent, approval or authorization of or declaration or filing with any governmental agency or regulatory authority on the part of either of NFO-UK or NFO which has not been made is required in connection with the execution or delivery thereby of this Agreement or the consummation thereby of the transactions contemplated hereby.

            2.5 LITIGATION. There is no action or proceeding or investigation pending or, to the best knowledge of each of NFO-UK and NFO, respectively, threatened against or involving either of NFO-UK or NFO, respectively, which, if determined adversely, would materially and adversely affect the financial condition, business, assets or results of operations thereof or the ability thereof to perform its obligations hereunder.

            2.6 FULL DISCLOSURE. The Quarterly Report on Form 10-Q (the "Form 10-Q") of NFO for the quarter ended March 31, 1997 (which has been delivered by NFO-UK and NFO to the Sellers), as of the date thereof, neither contained any untrue statement of a material fact nor omitted to state a material fact in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            2.7 NO MATERIAL ADVERSE CHANGE. Since the date of the Form 10-Q, (i) there has been no material adverse change in the business, assets, prospects, condition (financial or otherwise) or results of operations (the "Condition") of NFO, (ii) to the knowledge of NFO-UK and NFO, there is no condition or state of facts or any change that is threatened that if it were to occur could reasonably be expected to have a material adverse effect on the Condition of NFO, and (iii) there has not been any damage, destruction or loss materially adversely affecting the Condition of NFO, whether or not covered by insurance.


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            2.8 ACCOUNTING MATTERS. Neither NFO nor, to its best knowledge, any of its subsidiaries, has taken or agreed to take any action that would prevent NFO- UK and NFO from accounting for the transaction contemplated by this Agreement as a " pooling of interests" transaction.

            2.9 POOLING LETTER. NFO-UK and NFO have caused NFO's independent auditors to deliver to NFO-UK and NFO on or prior to the date hereof a draft letter setting forth the preliminary conclusion of Arthur Andersen LLP that, assuming the Company is a corporation eligible to be party to a transaction seeking pooling of interests accounting treatment and that the participation of the Company in the transactions contemplated by this Agreement will not, in and of itself, disqualify the transactions contemplated by this Agreement from qualifying for pooling of interests accounting treatment if consummated in accordance with this Agreement, and NFO-UK and NFO have delivered a true and complete copy of such letter to the Sellers.

            2.10 NFO STOCK. The issuance of shares of NFO Common Stock to be issued to the Sellers pursuant to this Agreement has been duly authorised by NFO and, when issued and delivered in accordance with this Agreement, such shares will be validly issued, fully paid and nonassessable. Upon the issuance and delivery of the NFO Common Stock, the Sellers will have good, marketable and valid title to the NFO Common Stock, free and clear of all liens, security interests, negative pledges, encumbrances, restrictions or options, save as expressly set out in this Agreement and Registration Rights Agreement.

                                 ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS AS TO THE COMPANY

            The Sellers jointly and severally represent and warrant to NFO- UK and NFO as follows:

            3.1 DUE ORGANIZATION AND AUTHORITY; SUBSIDIARIES. Each member of the MBL Group (as defined below) is duly organized and registered, validly existing and in good standing under the laws of their respective jurisdictions of organization and each has all requisite power and lawful authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted.

            3.2 SUBSIDIARIES. SCHEDULE 3.2 sets forth the name and jurisdiction of organization of (i) each entity in which, as of the Closing Date, the Company directly or indirectly owns or has the power to vote shares or other ownership interests having voting power to elect at least 50% of the directors of such entity; and (ii) MERAC WLL Ltd. and its subsidiaries (all such entities each, an "MBL Subsidiary," collectively, the "MBL


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Subsidiaries" and, together with the Company, the "MBL Group" ). Except as set forth on Schedule 3.2, all of the issued and outstanding shares or other ownership interests of each MBL Subsidiary is owned by the Company indicated on such schedule, free and clear of any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever (" Lien" ). Except as set forth on SCHEDULE 3.2, and, with respect to the Company, except for the MBL Subsidiaries, none of the members of the MBL Group directly or indirectly owns any interest in any other person.

            3.3 QUALIFICATION. Each member of the MBL Group is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate affect materially and adversely the Condition thereof.

            3.4 CAPITALIZATION. Schedule 3.4 sets forth the capitalization of each member of the MBL Group. SCHEDULE 3.4 also specifies the ownership structure of each member of the MBL Group, including the names of all owners and their respective percentage ownership. All of the share capital or other ownership interests of each member of the MBL Group are validly issued, fully paid, non-assessable and free of preemptive rights.

            3.5 OPTIONS AND OTHER RIGHTS. Except as set forth on SCHEDULE 3.5, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise receive from any member of the MBL Group or either Seller any of the outstanding, authorized but unissued, unauthorized or treasury shares or other ownership interests of any member of the MBL Group, and there is no outstanding security of any kind of any member of the MBL Group convertible into any such shares or other equity interests.

            3.6 CHARTER DOCUMENTS AND CORPORATE RECORDS. The Sellers have heretofore delivered to NFO-UK and NFO true and complete copies, as of the date hereof, of (i) the Memorandum and Articles of Association of the Company (certified by the Company Secretary), (ii) the charter (or comparable instrument) of each MBL Subsidiary and (iii) the by-laws (or comparable instrument) of each member of the MBL Group. The Statutory Books (or comparable records) of each member of the MBL Group have been properly kept and have been heretofore made available to NFO-UK and NFO for its inspection and contain true and complete records of all meetings and consents in lieu of meeting of the Board of Directors (or comparable group) (and any committee thereof), and shareholders (or comparable groups) of each member of the MBL Group since the time of each such


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companies' organization, and accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. The share registers (or comparable ledgers) of each member of the MBL Group have been heretofore made available to NFO-UK and NFO for its inspection and are true and complete. The Company, and, to the extent applicable, each other member of the MBL Group, has compiled with the requirements of the Companies Act 1985 (as amended or re-enacted by the Companies Act 1989) (the "Companies Act"), the European Communities Act 1972 and all other statutes, regulations or laws binding on it as to the keeping of records and filing of documents with the Registrar of Companies or any other agency or authority.

            3.7 AUTHORITY RELATIVE TO THIS AGREEMENt. Each of the Sellers has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Sellers and no other proceedings are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of the Sellers, and constitutes a legal, valid and binding agreement of the Sellers, enforceable against each of them in accordance with its terms.

            3.8 CONSENTS AND APPROVALS, NO VIOLATIONS. No filing with, and no permit, authorization, consent or approval of any UK public body is necessary for the execution, delivery or performance of this Agreement by the Sellers or the consummation by the Sellers of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by each member of the MBL Group or the Sellers with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the Memorandum and Articles of Association of the Company or the charters or by-laws (or comparable instruments) of any MBL Subsidiary, or, in each case, any other governing instruments, (ii) except as set forth on SCHEDULE 3.8, require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any member of the MBL Group or any Seller is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, determination, award, decree, law, statute, rule or regulation applicable to any member of the MBL Group or any Seller or any of their respective properties or assets.


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            3.9 FINANCIAL STATEMENTS. The audited consolidated balance sheets of the MBL Group as of December 31, 1996 and December 31, 1995 and the related consolidated statements of cash flow, profit and loss and total recognized gains and losses for the years then ended, including the footnotes thereto, certified by Soteriou Banerji, registered auditors and chartered accountants ("Soteriou Banerji" ), which have been delivered to NFO-UK and NFO, comply with all requirements of the Companies Act and truly and fairly represent the consolidated results of operations of the MBL Group for such respective periods, in each case in accordance with United Kingdom generally accepted accounting principles consistently applied for the periods covered thereby. (The foregoing audited consolidated financial statements of the MBL Group as of December 31, 1996 and for the year then ended are sometimes herein called the "Audited Financials.") The unaudited financial statements of each member of the MBL Group as of March 31, 1997, copies of which are attached hereto as Exhibit A, have been prepared in a manner consistent with the past practice of the relevant member of the MBL Group for internal management reporting and, to the knowledge of the Sellers, no material modifications of the financial statements attached hereto as Exhibit A are necessary to make the presentation of the data contained therein comparable to the financial data presented in the equivalent internal management financial statements of the members of the MBL Group for prior periods. (The consolidated balance sheet included in the Audited Financials is referred to herein as the "Balance Sheet" and December 31, 1996 is referred to herein as the "Balance Sheet Date.")

            3.10 LITIGATION. As of the date hereof, there are no claims, actions, proceedings or, to the best knowledge of the Sellers, investigations pending or threatened against any member of the MBL Group, or any properties or rights of any member of the MBL Group, before any court, administrative, governmental or regulatory authority or body. As of the date hereof, no member of the MBL Group nor any of their respective properties is subject to any order, judgment, injunction or decree.

            3.11 NO MATERIAL ADVERSE CHANGE. Since the Balance Sheet Date, to the knowledge of the Sellers, (i) there has been no material adverse change in the Condition of any member of the MBL Group; (ii) there is no condition or state of facts or any change that is threatened that if it were to occur could reasonably be expected to have a material adverse effect on the Condition of any member of the MBL Group; and (iii) there has not been any damage, destruction or loss materially adversely affecting the Condition of any member of the MBL Group, whether or not covered by insurance.

            3.12 GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS. The business of each member of the MBL Group has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, domestic or foreign, except for violations


                                     7


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which do not affect and will not affect materially and adversely the Condition of any member of the MBL Group. Each member of the MBL Group (i) has all permits, certificates, licenses, approvals and other authorizations (collectively, "Permits") required in connection with the operation of its business, (ii) is not in violation of any Permit applicable to the operation of its business, and (iii) no proceeding is pending or, to the knowledge of the Sellers, threatened to revoke any Permit, except those the absence or possible violation of which does not affect and will not affect materially and adversely the Condition of any member of the MBL Group.

            3.13 FINDERS AND INVESTMENT BANKERS. No member of the MBL Group nor any of their respective officers or directors nor either Seller has employed any broker, finder, agent or similar intermediary or incurred any liability for any brokerage fees, commissions or finders' or similar fees in connection with this Agreement or the transactions contemplated hereby.

            3.14 PROHIBITED ACTIONS. Except as set forth on Schedule 3.14, since the Balance Sheet Date, no member of the MBL Group has taken any of the actions prohibited by Section 4. 1.

            3.15  TAXES.

                  (a) Each member of the MBL Group has duly and punctually paid all forms of taxation and statutory, governmental supra-governmental, state, principal, local governmental or municipal impositions, duties, contributions and levies whether of the United Kingdom or elsewhere whenever imposed, and all penalties, charges, costs and interests relating thereto and without limitation all employment tax and any deductions or withholdings of any sort ("Taxes", and "Tax" shall be construed accordingly) which it is or has been liable to pay or account for prior to the Closing Date and has made full provision in its audited unconsolidated accounts ("the AUFs" ) for the accounting period ended on the Balance Sheet Date in respect of all Taxes which it will or may become liable to pay or account for in respect of all accounting and other periods ending on or before the Balance Sheet Date.

                  (b) The amount of the provision for deferred taxation (if any) contained in the AUFs was at the Balance Sheet Date adequate and fully in accordance with United Kingdom generally accepted accountancy practices (or the practices in the appropriate jurisdiction) and, in particular, was calculated in accordance with SSAP 15 (or the equivalent standard in the appropriate jurisdiction).

                  (c) Each member of the MBL Group has properly and punctually deducted and accounted for Taxes which it has been required to deduct or for which it has been required to account in respect of any payments made or deemed to have been made by it.


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In particular, each United Kingdom member of the MBL Group has properly operated the PAYE system and has duly made all deductions and payments required to be made in respect of National Insurance contributions (including employer's contributions).

                  (d) Each member of the MBL Group has duly and punctually made all returns and given or delivered all notices and accounts and information and has made all claims, disclaimers and elections which on or before the Closing Date ought to have been made, given or delivered for the purposes of Taxes or which have been assumed for the purposes of the AUFS.

                  (e) There is no material dispute or disagreement outstanding nor is any contemplated at the date of this Agreement with the Inland Revenue or H.M. Customs & Excise (or any comparable agency) or any other authority, body or person whether statutory, governmental, federal, provincial, state, districts, municipal or otherwise and whether of the United Kingdom or of any other part of the world (in each case, a "Tax Authority" ) regarding (i) the computation of any gains, profits or losses of any member of the MBL Group for the purposes of Taxes; (ii) any liability or potential liability for Taxes (including penalties or interest) recoverable from any member of the MBL Group; or (iii) the availability to any member of the MBL Group of any relief from Taxes.

                  (f) No member of the MBL Group is or will become liable to pay, reimburse or indemnify any person in respect of Taxes in consequence of failure by that or any other person to discharge those Taxes (whether within any specified period or otherwise) where such Taxes relate to a profit, income, gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or before the Closing Date.

                  (g) SCHEDULE 3.15 lists all concessions, agreements and other formal or informal arrangements with any Tax Authority (other than such as are published by a Tax Authority) from which any member of the MBL Group has or will benefit, or by which it is bound, and (in either case) which are extant on the date of this Agreement.

                  (h) Each member of the MBL Group maintains materially complete information accounts and records of all transactions and activities in which it has been involved and of its Tax affairs which will or may be relevant for calculating annually any Tax liability of such member of the MBL Group (i) for any accounting or other period ending on or before the Closing Date or in respect of any event occurring on or before the Closing Date as to which no final agreement relating to Taxes has yet been reached with the relevant Tax Authority; (ii) for any such period ending or event occurring after the Closing Date; and (iii) as required by law.


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                  (i) No member of the MBL Group has in the six years ending on the Closing Date been a party to any scheme or arrangement (i) in respect of which the main purpose or one of the main purposes was the avoidance, reduction or deferral of a liability for Taxes; (ii) in respect of which any Tax clearance has been or should have been obtained; or (iii) which was or included a reorganization or reduction of the share capital of any member of the MBL Group (other than the redemption in three stages in 1993, 1994 and 1995 of redeemable shares in BJM Research and Consultancy Ltd).

                  (j) No member of the MBL Group has been party to any scheme or arrangement as a result of which on the future disposal of any asset owned on the Closing Date the allowable loss or chargeable gain otherwise arising or any liability for Taxes is liable to be adjusted by any Tax Authority.

                  (k) No member of the MBL Group has in the six years ending on the date of this Agreement carried out or been engaged in any transaction or arrangement in respect of which there has been or may be substituted for the consideration given or received by such member of the MBL Group (including a nil consideration) a different consideration for Tax purposes and no member of the MBL Group has any obligation to enter into any such transaction or arrangement in the future.

                  (l) The Company has at all times since its incorporation been resident in the United Kingdom for Tax purposes and has never been regarded as being resident for such purposes in a territory outside the United Kingdom.

                  (m) Save in respect of those items incurred in the ordinary course of the business and which are not normally deductible and the equivalent of which were not deducted in the period ended on the Balance Sheet Date (including UK corporate entertainment), no member of the MBL Group has since the Balance Sheet Date made or incurred or is liable to make or incur any payments or expenditure which will not be wholly deductible in computing its taxable profits or which will not be a deductible payment for the purposes of corporation tax (or its equivalent in the relevant jurisdiction) whether on the grounds of being a dividend or distribution or for any other reason.

                  (n) In respect of a hypothetical disposal on the Closing Date by any member of the MBL Group of an asset which it owns at the Closing Date,
(i) for a consideration equal to the value of that asset taken for the purposes of the AUFs (if it was owned by any such member on the Balance Sheet Date) the liability to Taxes thereby incurred would not exceed the amount taken into account in computing the provision for deferred taxation as stated in the AUFs; and (ii) for a consideration equal to that for which the asset was acquired (if it was acquired after the Balance Sheet Date) no liability to Taxes would arise.

                  (o) The Company is and, during the six years ending on the Balance Sheet Date, has been a close company within the meaning of Section 414 Taxes Act 1988 but is not and has not at any time during the six years ended on the Balance Sheet Date been a close-investment holding company within the meaning of Section 13A Taxes Act 1988.

                  (p) Except as disclosed in Schedule 3.15 no member of the MBL Group has at any time in the six years ending on the Balance Sheet Date been a member of a group of companies for Tax purposes other than within the MBL Group itself.

                  (q) Final agreement has been reached with the relevant Tax Authority as to all surrenders of or claims for group relief or advance corporation tax which affect any United Kingdom member of the MBL Group. No member of the MBL Group incorporated in the United Kingdom has made or received any payment in respect of a claim for or surrender of group relief or advance corporation tax which could in any circumstances be liable to be refunded to a company which is not a member of the MBL Group as at the Closing Date.

                  (r) No member of the MBL Group owns any asset which it acquired within the period of six years ending on the Closing Date from another company which was at the date of acquisition a member of the same group of companies.

                  (s) The value of the consideration for the acquisition of any asset included in the AUFs or acquired after the Balance Sheet Date is not deemed for Tax purposes to have been reduced by reason of any claim made to defer Taxation whether in relation to that or any other asset.

                  (t) All expenditure which any member of the MBL Group has incurred or is liable to incur under any subsisting commitment on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense) for capital allowances (or the equivalent (if any) in the appropriate jurisdiction).

                  (u) To the best knowledge of the Sellers, all allowances (or the equivalent in the appropriate jurisdiction) available to any member of the MBL Group in respect of capital expenditure incurred prior to the Closing Date or to be incurred under any subsisting commitment will be available in taxing the trade of such member of the MBL Group.

                  (v) All documents which are in the possession of any member of the MBL Group or by virtue of which any such member of the MBL Group has any right or interest and which either attracts stamp duty or stamp duty reserve tax or requires to be stamped with a particular stamp denoting that no duty is chargeable or that the document has been produced to the appropriate Tax Authority have been properly stamped and there is no liability to any fine or penalty in respect of such duty or stamp nor are there any circumstances which may result in any such member becoming liable to any such fine or penalty.

                  (w) Within the two years ending on the Closing Date, the MBL Group has not made nor will it make any claim for exemption from stamp duty under Section 42 Finance Act 1930.

                  (x) Each member of the MBL Group has, if required, duly registered for Value Added Tax ("VAT") purposes and has complied with all relevant provisions of the Value Added Tax Act 1994 ("VATA") and regulations made or notices issued under any legislation relating to VAT.

                  (y) No member of the MBL Group has applied for or is treated as a member of a group of companies for VAT purposes except that the Company and Market Behaviour Limited are registered as a group of companies for VAT purposes.

                  (z) SCHEDULE 3.15 contains full particulars (including the date of the acquisition) of all capital items owned by a United Kingdom member of the MBL Group to which Part XV of the Value Added Tax Regulations 1995 may be applied.

                  (aa) No United Kingdom member of the MBL Group nor any of their relevant associates (within the meaning of paragraph 3(7) of Schedule 10 to VATA) has made an election in accordance with paragraphs 2 and 3 of Schedule 10 to VATA.

                  (bb) As at the date of this Agreement, the United Kingdom members of the MBL Group (other than the Company have no surplus advance corporation tax (within the meaning of Section 239 (3) Taxes Act 1988) after the set-off (or intended set-off) of a company's surplus ACT against liability to corporation tax (within the meaning of Section 240 Taxes Act 1988). The above position will not be affected by any pre-sale dividends. The Company has surplus advance corporation tax of (pound)58,000 which may not be capable of being set off against its future liability to corporation tax dependent on the future level of income to be received by the Company from its subsidiaries.

                  (cc) There has not been in the past three years a major change in the nature or conduct of the trade or business of each United Kingdom member of the MBL Group such as might prevent the carry forward or back of advance corporation tax, trading losses or excess management expenses by reason of the application of Taxes Act 1988, Section 245 (Calculation etc of ACT on change of ownership of company),
Section 245A ((Restriction on application of Section 240 in certain circumstances), Section 768 (Change in ownership of company: disallowance of trading losses), Section 768A (Change in ownerships disallowance of carry back of trading losses) or Section 768B (Change in ownership of investment company: deductions generally).

                  (dd) No United Kingdom member of the MBL Group will be restricted by Taxes Act 1988, Section 245B (Restriction on set-off where asset transferred after change in ownership of company) as to the amount of relief available to it in respect of surplus advance corporation tax.

                  (ee) Apart from Marketing Blueprint Limited, there is and has been for the past three years a valid group-income election (within the meaning of Section 247 Taxes Act 1988) between each United Kingdom member of the MBL Group.

                   (ff) Except as set forth on Schedule 3.1 5, during the past three years, each dividend declared and paid and each interest payment made between the United Kingdom members of the MBL Group (apart from Marketing Blueprint Limited) was made under or pursuant to such an election.

                  (gg) No United Kingdom member of the MBL Group has made any distribution within the meaning of Section 418 Taxes Act 1988 in the past six years.

                  (hh) During the past six years, no United Kingdom member of the MBL Group has made any loan or advance in the circumstances set out in Sections 419 and 420 Taxes Act 1988 and has not written off or released or agreed to release or write-off the whole or any part of such loan or advance during the same period.

                  (ii) No United Kingdom member of the MBL Group has received notice of any direction pursuant to Section 747 Taxes Act 1988 and no circumstances exist which would enable the Inland Revenue to make any such direction so as to apportion any profits of a controlled foreign company in accordance with Section 752 Taxes Act 1988.

                  (jj) Other than for the United Kingdom members of the MBL Group, none of the other members of the MBL Group is or has been during the past six years managed and controlled in the United Kingdom.

            3.16  EMPLOYEE BENEFIT MATTERS.

                  (a)   Since the Balance Sheet Date:

                        (i) except as set forth on SCHEDULE 3.16 and as reflected in the Service Agreements of the Sellers and of the minority shareholders of the MBL Subsidiaries, there have been no changes in the remuneration of any officer or employee of any member of the MBL Group whose remuneration as at the Balance Sheet Date was in excess of (pound)50,000 per annum.

                        (ii) other than normal annual increases, there have been no changes in the rate of remuneration of any other officer or employee of any member of the MBL Group; and

                        (iii) there has been no change in the terms and conditions of employment (other than remuneration) of any officer or employee of any member of the MBL Group other than promotions in the ordinary course.

                  (b) Each member of the MBL Group has complied with, and fulfilled all the requirements of, its Memorandum and Articles of Association (or comparable instruments) and of any statutes, regulations and general law in relation to its employees.

                  (c) Except as set forth on Schedule 3.16, no member of the MBL Group operates, nor has any such member proposed or agreed to operate, for any of its current or former officers or employees any incentive scheme, or arrangement, option scheme or bonus or profit sharing scheme whether or not share based, nor are any of the officers or employees of any member of the MBL Group participating in or entitled (now or at any time) to participate in or otherwise receive benefit from any such incentive scheme or arrangement, option scheme or bonus or profit sharing scheme operated by any member of the MBL Group.

                  (d) Except as set forth on Schedule 3.16 and as reflected in the Service Agreements of the Sellers and the minority shareholders of the MBL Subsidiaries, all subsisting contracts of service to which any member of the MBL Group is a party are terminable on not more than three months' notice without compensation (other than compensation in accordance with the Employment Rights Act of 1996).

                  (e) Except for Endellion Sharp, none of the officers or employees of any member of the MBL Group whose remuneration at the Balance Sheet Date is in excess of (pound)50,000 per annum has given notice of his intention to leave his office or employment or will be entitled to terminate his employment as a result of the execution of and performance of the terms of this Agreement.

                  (f) Details of those former officers or employees of any member of the MBL Group whose remuneration was in excess of (pound)50,000 per annum whose employment has been terminated by such member of the MBL Group within the twelve months prior to this Agreement have been included in SCHEDULE 3.16 and in respect of such persons:

                        (i) there has been no payment and there is no liability to pay any sums to such persons in respect of the termination of their employment; and

                        (ii) no notice of the intention of any of such persons to assert any statutory or other claim for reinstatement of, or compensation for loss of their employment has been received.

                  (g) Except as disclosed on SCHEDULE 3.16, there are no existing contracts for the provision by any person of any consultancy or other similar services.

                  (h) Except to the extent (if any) to which provision or allowance has been made in the Balance Sheet:

                        (i) no member of the MBL Group has any current liability in respect of any contract of service or for services for redundancy payments (including protective awards) or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employees; and

                        (ii) no gratuitous payment has been made or promised by any member of the MBL Group in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any current or former director or employee.

                  (i) Full and accurate details of all superannuation, pension, life assurance, death benefit, sickness or accident benefit schemes or arrangements in respect of which any member of the MBL Group has or may have any liability to contribute or an obligation to any of its current or former officers or employees or their dependents, are contained in Schedule 3.16 and, save for the schemes or arrangements disclosed in Schedule 3.16 with respect to current or former officers or employees of any member of the MBL Group (or their dependents), no member of the MBL Group has such liabilities or obligations whether gratuitous, moral or legally binding.

                  (j) As regards each of the retirement benefits schemes (as defined in Section 611 of the Income and Corporation Taxes Act 1988) of the members of the MBL Group:

                        (i) full and accurate details of the scheme have been disclosed;

                        (ii) all contributions due to be paid in respect of the scheme by the members of the MBL Group or any of their officers or Employees have been duly paid and the rates at which such contributions are being paid are in accordance with the advice contained in the latest actuarial report on the scheme;

                        (iii) the scheme is an exempt approved scheme within the meaning of Section 592 of the Income and Corporation Taxes Act 1988 and there is no reason why such approval may be withdrawn;

                        (iv) the scheme is not a contracted-out scheme within the meaning of the Social Security Pensions Act 1975;

                        (v) all insurance premiums due to be paid in respect of the scheme by any of the members of the MBL Group or the trustees of the scheme have been duly paid;

                        (vi) there are no powers under the scheme to provide additional benefits;

                        (vii) no legal proceedings in connection with the scheme are pending, threatened or expected and, to the knowledge of the Sellers, there is no fact or circumstance likely to give rise to any such proceedings; and

                        (viii)the scheme meets the requirements of Article 119 of the Treaty of Rome in relation to all benefits provided for male and female members, pensioners and deferred pensioners for service both before and after May 17, 1990.

            3.17 EMPLOYEE RELATIONS. Schedule 3.17 lists, as of the date hereof, the approximate number, in the aggregate, of full-time personnel and of contract workers of each member of the MBL Group. Except as disclosed in Schedule 3.17, no employee is represented by a union, and no union organizing efforts have been conducted within the last five years, or are now being conducted or are threatened. Except as disclosed in Schedule 3.17, no member of the MBL Group has at any time during the last five years had or is there now threatened, a strike, picket, work stoppage, work slowdown or other labor dispute that had or may have a material adverse effect on the Condition of any member of the MBL Group.

            3.18 TOTAL REVENUES OR NET ASSETS. The Company, together with the MBL Subsidiaries, does not have total annual revenues in the United States equal to or in excess of $25 million or net assets located in the United States equal to or in excess of $15 million.

            3.19 ENVIRONMENTAL MATTERS. No member of the MBL Group, nor any of their respective agents, current or former employees or representatives, have:

                  (a) received notice of any violation, claim, or allegation from any governmental body or any other person of any material violation of any environmental law relating to the properties or business of any member of the MBL Group;

                  (b) transported, used, generated, handled, stored, released, emitted, leached, discharged, dumped, or disposed of any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any environmental law ("Hazardous Substances") in material violation of any applicable environmental laws; no Hazardous Substances are currently or have been located at, in or on the properties of any member of the MBL Group in a manner which violates any applicable environmental law or which requires response, cleanup, or corrective action of any kind under any applicable environmental law;

                  (c) There is no act, event or condition which will result in material liability pursuant to any environmental laws on the part of any member of the MBL Group or any successor thereto.

            3.20 CONTRACTS. SCHEDULE 3.20 sets forth a list of all of the following contracts and other agreements to which the members of the MBL Group are party or by or to which such members or their respective assets or properties are bound or subject: (i) contracts, severance agreements and other agreements with any current or former holder in the five years preceding the Closing Date of at least 5% of the ordinary shares or equivalent interests of any member of the MBL Group, officer, director, current or former employee, consultant, agent or other representative; (ii) contracts and other agreements with any labor union or association representing any current or former employee;
(iii) contracts, agreements or other arrangements relating to any member of the MBL Group between any member of the MBL Group, on the one hand, and either Seller or any of his or her affiliates (other than the members of the MBL Group) on the other hand; (iv) joint venture agreements; (v) contracts and other agreements under which any member of the MBL Group agrees to indemnify any party; (vi) contracts and other agreements relating to the borrowing of money;
(vii) contracts and other agreements relating to the licensing of any trademark, service mark, trade name or copyright; or (viii) any other material contract or other agreement whether or not made in the ordinary course of business. There have been delivered or made available to NFO true and complete copies of all such contracts and other agreements set forth on SCHEDULE 3.20. All of such contracts and other agreements are in full force and effect and no member of the MBL

Group is in default under any of them, nor to the knowledge of the Sellers, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Except as set forth on SCHEDULE 3.20, no approval or consent of any person is needed in order that any contracts and other agreements to which any member of the MBL Group is a party or by or to which any member of the MBL Group or their respective assets or properties are bound or subject continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither Seller nor any member of the MBL Group is a party to or bound by any contract or agreement which, singly or in the aggregate, has or may have a material adverse effect on the Condition of any member of the MBL Group. Except as set forth on SCHEDULE 3.20, to the best knowledge of the Sellers, the transactions contemplated hereby will not have a material adverse effect on the relationship between any members of the MBL Group and any of their respective suppliers or customers or will otherwise materially and adversely affect the right or interests of any members of the MBL Group under any contract or agreement set forth on SCHEDULE 3.20. Set forth on SCHEDULE 3.20 are the ten largest customers of each member of the MBL Group in the accounting period ending on the Balance Sheet Date. The relationships between the members of the MBL Group and their respective suppliers and customers are good commercial working relationships.

            3.21  INTANGIBLE PROPERTY.

                  (a) SCHEDULE 3.21 sets forth a complete and accurate list of all intellectual property, including, without limitation (i) computer software, computer programs, source code data and documentation; (ii) user manuals, administrator or director guides, flow charts and programmers' notes relating to computer software and programs developed by or on behalf of any member of the MBL Group; (iii) patents and patent applications (including divisions, continuations, continuations in part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted), inventions (whether or not patentable and whether or not reduced to practice), invention disclosures and improvements thereto, designs and plans; (iv) trademarks, service marks, trade dress, trade names, brand names, logos, corporate names and registrations and applications for registration thereof; (v) copyright registrations and applications for registration thereof; (vi) mask works and registrations and applications for registration thereof; (vii) trade secrets, processes, procedures, manufacturing and marketing formulae and know how; and (viii) any other similar intellectual property rights that are not generally available to third parties (whether under license or otherwise) and which are treated as confidential or proprietary by any member of the MBL Group (collectively, the "Intellectual Property") owned, used, or licensed to or by any member of the MBL Group.

                  (b) No Intellectual Property is necessary to or utilized in the conduct of the business of any member of the MBL Group as it is currently conducted which is not owned by or licensed to the relevant member of the MBL Group.

                  (c) To the best knowledge of the Sellers, none of the materials used by any member of the MBL Group is the subject of any claim for infringement of any trademark, trade name, trade secret, copyright, or other proprietary right of anyone and no basis for any such claim which has a reasonable likelihood of being determined adversely to any member of the MBL Group exists. Other than with respect to such provisions in the standard terms and conditions of trading of the relevant licensors, no member of the MBL Group has agreed to indemnify any person against any charge of interference, infringement, misappropriation or other conflict with respect to any Intellectual Property.

                  (d) No member of the MBL Group is making use of any confidential information or trade secret of any person that is material to the conduct of the business of such member of the MBL Group as it is currently conducted, except with permission or as a result of the acquisition by such member of the MBL Group of the business of such person.

                  (e) Except as noted on SCHEDULE 3.21, the Intellectual Property is (i) owned by the Company or an MBL Subsidiary free and clear of all Liens, encumbrances, or other impediments to title being vested absolutely in the Company or such subsidiary, or (ii) licensed to the Company or an MBL Subsidiary under an agreement that will not be breached upon the Sellers entering into and performing this Agreement.

                  (f) None of the Intellectual Property, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any person other than current or former employees or representatives and agents of the members of the MBL Group, except as required by applicable law.

            3.22  ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE.

                  (a) All accounts receivable reflected on the Balance Sheet, and all accounts receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business, and, to the best knowledge of the Sellers, represent valid obligations and are enforceable, subject to applicable laws affecting creditors' rights generally. All items which are required by United Kingdom generally accepted accounting principles to be reflected as accounts receivable on the Balance Sheet and on the books of the MBL Group are so reflected and any reserve accounts relating thereto have been established in accordance therewith applied in a manner consistent with past practices of the MBL Group. The amounts set forth on the Balance Sheet as reserves for bad debts are sufficient. Except as set forth on SCHEDULE 3.22, the accounts receivable reflected on the Balance Sheet and all accounts receivable arising subsequent to the Balance Sheet Date are fully collectible in the ordinary course of business, except to the extent of the reserve for bad debts set forth on the Balance Sheet and, with respect to accounts receivable arising after the Balance Sheet Date, to the extent of any reserve account relating thereto that has been established in accordance with United Kingdom generally accepted accounting principles applied in a manner consistent with past practices of the MBL Group.

                  (b) All accounts payable (including, without limitation, Taxes payable) reflected on the Balance Sheet, and all accounts payable (including, without limitation, Taxes payable) of any member of the MBL Group arising subsequent to the Balance Sheet Date, have been and are being paid in the ordinary course of business of the members of the MBL Group, consistent with past practices.

            3.23 REAL ESTATE. No member of the MBL Group owns any real property or any buildings or other structures located on real property. Schedule 3.22 sets forth: (i) all leases, subleases or other agreements under which any member of the MBL Group is a lessee of any real property; (ii) all options held by any member of the MBL Group or contractual obligations on its part to purchase or acquire any interest in real property; and (iii) all options granted by any member of the MBL Group or contractual obligations on its part to sell or dispose of any interest in real property. The members of the MBL Group are the lessees under the leases or holders of the options, as the case may be, of each of the items set forth on SCHEDULE 3.23 (except as set forth in the response to item (iii)). Such leases, subleases and other agreements are in full force and no member of the MBL Group has received any notice of default thereunder. The leasehold interests of the MBL Group are subject to no Lien or other encumbrance and enjoy a right of quiet possession as against any Lien or other encumbrance on the property. Each of the options, if any, as set forth on Schedule 3.23 is in full force and effect subject to no Lien or other encumbrance.

            3.24 LITIGATION INVOLVING SELLERS. Neither Seller is a party to or has been threatened with any litigation or judicial, administrative or arbitration proceeding which is likely to delay materially or prevent the consummation of the transactions contemplated hereby or have a material adverse effect upon the ability of such Seller to perform his or her obligations hereunder.

            3.25 TANGIBLE PROPERTY. The facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of each member of the MBL Group (the "Tangible Property") are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice. During the past three years there has not been any significant interruption of the operations of any member of the MBL Group due to inadequate maintenance of the Tangible Property.

            3.26 LIABILITIES. Except as disclosed in the Balance Sheet or as set forth on SCHEDULE 3.26, no member of the MBL Group has any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by United Kingdom generally accepted accounting principles to be set forth in a financial statement, other than (i) liabilities fully and adequately reflected or reserved against in the Balance Sheet and (ii) liabilities incurred in the ordinary course of business consistent with the past practices of the MBL Group.

            3.27 LIENS. Except as set forth on SCHEDULE 3.27, each member of the MBL Group owns outright and has good and marketable title to all of its assets and properties, including, without limitation, all of the assets and properties reflected on the Balance Sheet, in each case, free and clear of any Lien, except for (i) immaterial assets and properties; (ii) assets and properties disposed of in the ordinary course of business since the Balance Sheet Date; (iii) Liens securing Taxes, assessments, governmental charges or levies, or the claims of the material men, carriers, landlords and like persons, which are not yet due and payable; (iv) minor Liens of a character which do not substantially impair the assets or properties of any member of the MBL Group or materially detract from their respective businesses; or (v) in the case of assets held on lease or hire purchase, the terms and conditions thereof.

            3.28 INSURANCE. SCHEDULE 3.28 sets forth all policies or binders of fire, liability, workmen's compensation, vehicular or other insurance held by or on behalf of each member of the MBL Group (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than US$10,000). Such policies and binders are in full force and effect. No member of the MBL Group is in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 3.28, there are no outstanding unpaid claims under any such policy or binder. No member of the MBL Group has received a notice of cancellation or non-renewal of any such policy or binder. Neither Seller has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance.

            3.29 POTENTIAL CONFLICTS OF INTEREST. Except as set forth on
SCHEDULE 3.29, (i) the Sellers do not own, directly or indirectly, in the aggregate, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) and neither Seller is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of any member of the MBL Group; (ii) no officer or director of any member of the MBL Group owns, directly or indirectly, in whole or in part, any copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license or secret or confidential information which the Company or any MBL Subsidiary is using or the use of which is necessary for the business of the Company or any MBL Subsidiary; or (iii) no officer or director of any member of the MBL Group has any cause of action or other claim whatsoever against, or owes any amount to, any member of the MBL Group, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under incentive, option, bonus or profit sharing scheme and similar matters and agreements existing on the date hereof.

            3.30 ACCOUNTING MATTERS. To the knowledge of the Sellers, none of the Sellers, the Company or any MBL Subsidiary has taken or agreed to take any action that, as advised by NFO, would prevent NFO-UK and NFO from accounting for the transaction contemplated by this Agreement as a "pooling of interests" transaction.

            3.31 POOLING LETTER. The Company has caused the Company's independent auditors to deliver to Arthur Andersen LLP on or prior to the date hereof a draft letter in the form previously agreed to between Soteriou Banerji and Arthur Andersen LLP.

                                 ARTICLE 4
                                 COVENANTS

            4.1 CONDUCT OF BUSINESS OF THE MBL GROUP. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Sellers jointly and severally agree that they shall cause each member of the MBL Group to (a) conduct its operations according to its ordinary course of business and consistent with past practice and (b) use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, customers and others having business relationships with it. Without limiting the generality of the foregoing, prior to the Closing, the Sellers jointly and severally agree that they will not permit any member of the MBL Group, without the prior written consent of NFO, to:

                  (a) amend or propose to amend its Memorandum and Articles of Association (or comparable governing instruments);

                  (b) authorize for issuance, issue, sell, pledge, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase, awards or otherwise) any ordinary shares (or comparable ownership interests) or any securities convertible into or exchangeable for ordinary shares (or comparable ownership interests) of any member of the MBL Group;

                  (c) split, combine or reclassify any ordinary shares (or comparable ownership interests) or declare, pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its share capital, or redeem, purchase or otherwise acquire or offer to acquire any shares (or comparable ownership interests) of share capital;

                  (d) (i) increase in any manner the compensation of any directors or officers; (ii) increase in any manner the compensation of any employees that are not directors or officers other than in the ordinary course of business consistent with the past practices; (iii) make, or agree to make, any loans or advances to any officers, directors or employees (other than normal travel advances paid to such persons in a manner consistent with the past practices); (iv) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; (v) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, share purchase, option or appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any service or consulting agreement with or for the benefit of any person, or to amend any of such plans or any of such agreements in existence on the date hereof; or (vi) make any payment or award under any executive compensation plan, if any; or

                  (e)   agree, commit or arrange to do any of the foregoing.

            4.2 NOTIFICATION OF CERTAIN MATTERS. The Sellers jointly and severally agree that they shall give prompt notice to each of NFO-UK and NFO of:
(i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by any member of the MBL Group subsequent to the date of this Agreement and prior to the Closing, under any agreement, indenture or instrument material to the Condition to which any such member of the MBL Group is a party or is subject;
(ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) any notice or other communication from any regulatory authority in connection with the transactions contemplated by this Agreement; (iv) any material adverse change in the Condition of any member of the MBL Group, or the occurrence of an event that becomes known to either Seller which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change; and (v) any claims, actions, proceedings or investigations commenced or to the best knowledge of either Seller, threatened, involving or affecting any member of the MBL Group or any of their respective property or assets, or any employee, consultant, director or officer, in his or her capacity as such, of any member of the MBL Group which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to Section 3.10 or which relates to the consummation of the transactions contemplated by this Agreement.

            4.3 REASONABLE EFFORTS. Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts (i) to obtain all necessary consents, amendments to or waivers under the terms of any borrowing or other contractual arrangements of any member of the MBL Group required by the transactions contemplated by this Agreement; (ii) to promptly effect all necessary or appropriate registrations and filings; (iii) to defend and to cooperate with each other in defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) to fulfill or cause the fulfillment of the conditions to Closing,

            4.4 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, the parties agree that they shall not, and shall cause their respective affiliates not to, issue or cause the publication of any press release or any other announcement with respect to this Agreement without the consent of the other party; provided, however, that NFO may make any announcement required by applicable law or regulation with, if reasonably practicable, prior written notice to the Sellers.

            4.5 SERVICE AGREEMENTS. John R. Goodyear and Mary J. Goodyear shall enter into service agreements with the Company in the forms attached hereto as Exhibits B and C, respectively (together, the "Service Agreements"), prior to or on the Closing Date.

            4.6 REGISTRATION RIGHTS AGREEMENT. The Sellers and NFO shall enter into a registration rights agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), on the date hereof.

            4.7   NON-COMPETITION/NON-SOLICITATION/NO DISPARAGEMENT.

                  (a) NON-COMPETE/NON-SOLICITATION/NO DISPARAGEMENT. Following the Closing, while each Seller is an employee of the Company and for a period of five years following the date (the "Noncompete Trigger Date") on which each Seller ceases, for any reason, to be an employee of the Company (provided that for purposes of this Section 4.7(a), each Seller will be considered to be an employee of the Company until the last date on which such Seller receives any payment (severance or otherwise) required to be made to such Seller by NFO-UK, NFO or the Company), each such Seller shall not, directly or indirectly, in any geographical area or in any foreign country in which NFO or any of its subsidiaries and the members of the MBL Group engage or plan to engage in business on the Noncompete Trigger Date in any form or manner:

                        (i) own, manage, control, participate in, consult with, render services for, or in any manner engage In any business competing with the businesses of NFO or any of its subsidiaries or any member of the MBL Group as such businesses exist or are in process on the Noncompete Trigger Date; provided, however, that each such Seller may be a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Seller has no active participation in the business of such corporation;

                        (ii) (a) induce or attempt to induce any employee of NFO or any of its subsidiaries or any member of the MBL Group to leave the employ thereof; (b) hire any person who was an employee of NFO or any of its subsidiaries or any member of the MBL Group, while such Seller was an employee of the Company or (c) induce or attempt to induce any customer, supplier, licensee or other business relation of NFO or any of its subsidiaries or any member of the MBL Group to cease doing business with NFO or any of its subsidiaries or any member of the MBL Group or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and NFO or any of its subsidiaries and any member of the MBL Group; or

                        (iii) make any unfavorable, disparaging or negative comments, remarks or statements or do anything which might prejudice the goodwill of NFO or any of its subsidiaries or any member of the MBL Group or their respective businesses, and in particular (but without limitation) do anything which might prejudice the relationship NFO or any of its subsidiaries or of any member of the MBL Group with any person who is a customer or supplier of NFO or any of its subsidiaries or any member of the MBL Group.

                  (b) RIGHTS AND REMEDIES UPON BREACH. If either Seller breaches, or threatens to commit a breach of, any of the provisions of Section 4.7(a) (the "Restrictive

Covenants"), NFO-UK and NFO shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to NFO-UK and NFO under law or in equity:

                        (i) SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to NFO-UK and NFO and that money damages will not provide adequate remedy to NFO-UK and NFO; and

                        (ii) ACCOUNTING. The right and remedy to require a Seller to account for and pay over to NFO-UK or NFO all compensation, profits, monies, accruals, increments or other benefits derived or received by such Seller as the result of any transactions constituting a breach of any of the Restrictive Covenants, and such Seller shall account for and pay over such benefits to NFO-UK or NFO.

                  (c) SEVERABILITY OF COVENANTS. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                  (d) BLUE-PENCILLING. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  (e) ENFORCEABILITY IN JURISDICTIONS. NFO-UK, NFO and each Seller intends to and hereby confers jurisdiction to enforce the Restrictive Covenants upon the courts of any Jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of NFO-UK, NFO and the Sellers that such determination not bar or in any way affect the right of NFO-UK and NFO to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

            4.8   INDEMNIFICATION OF BROKERAGE.

                  (a) NFO-UK and NFO jointly and severally agree to indemnify and save the Sellers harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of NFO-UK, NFO or its affiliates in respect of the transactions contemplated by this Agreement, and to bear the cost of legal expenses incurred in defending any such claim.

                  (b) The Sellers jointly and severally agree to indemnify and save the MBL Group, NFO-UK and NFO harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of the Company, any MBL Subsidiary or either Seller or any of their respective affiliates in respect of the transactions contemplated by this Agreement, and to bear the cost of legal expenses incurred in defending any such claim.

            4.9 NFO COMMON STOCK. Each Seller agrees that, without NFO's prior written consent, he or she will not offer, sell, contract to sell or otherwise dispose of any shares of NFO Common Stock acquired hereunder except in compliance with the Securities Act of 1933, as amended. Each Seller further agrees that the certificate or certificates issued to him or her to evidence the shares of NFO Common Stock delivered pursuant to Section 1.2 hereof shall bear a legend stating as follows:

      The shares evidenced by this certificate have not been registered under the Securities Act of 1933 as amended (the " 1933 Act" ) or any state securities laws and may not be sold or transferred except in transactions exempt from registration under the 1933 Act or any applicable state securities laws or pursuant to an effective registration statement under the 1933 Act. The shares represented by this certificate are subject to certain transfer restrictions pursuant to that certain Share Purchase Agreement, dated as of July 11, 1997, by and among the issuer of these shares and certain other parties thereto.

            4.10 INSURANCE. From the date hereof through the Closing Date, each member of the MBL Group shall maintain in force (including necessary renewals thereof) the insurance policies listed on any Schedule hereto, except to the extent that they may be replaced with equivalent policies appropriate to insure the assets, properties and business of such member of the MBL Group to the same extent as currently insured at the same or lower rates or rates approved by NFO-UK or NFO.

            4.11 ACCOUNTING TREATMENT. Each member of the MBL Group, the Sellers, NFO-UK and NFO shall not take any action and shall not fail to take any action, which action or failure to act would prevent, or would be reasonably likely to prevent, the transaction contemplated by this Agreement from qualifying for "pooling of interests" accounting treatment.

            4.12 STAMP AND TRANSFER TAXES. NFO-UK and NFO shall pay all transfer and/or stamp Taxes resulting from the transactions contemplated by this Agreement.

                                 ARTICLE 5
                                CONDITIONS

            5.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF NFO-UK AND NFO TO CLOSE. The obligation of NFO-UK and NFO to enter into and complete the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by NFO-UK and NFO:

                  (a) All requisite approvals of the shareholders of the Company pursuant to the Companies Act and the Company's Memorandum and Articles of Association and under any shareholders agreement (including the waiver of preemption rights), resolutions and any shareholders agreements shall have been obtained for this Agreement, and the transactions contemplated hereby;

                  (b) The Sellers shall have entered into the Service
Agreements;

                  (c) The Sellers each shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date pursuant to the terms hereof;

                  (d) The representations and warranties of the Sellers in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date;

                  (e) Each Seller shall have delivered to NFO-UK and NFO a certificate in form and substance reasonably satisfactory to NFO-UK and NFO, dated the Closing Date, certifying as to the matters set forth in Sections 5.1
(c) and (d);

                  (f) NFO- UK and NFO shall have received the opinion of Winward Fearon, counsel to the Sellers, dated the date of the Closing, addressed to NFO-UK and NFO, substantially in the form attached hereto as Exhibit E, and with customary assumptions, exceptions and qualifications;

                  (g) No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or prevents the consummation of the transactions contemplated by this Agreement;

                  (h) The Sellers shall have caused the Company to have delivered to NFO-UK and NFO a certificate, in form and substance reasonably satisfactory to NFO-UK and NFO, signed by an executive officer thereof, dated the Closing Date, certifying that full and complete copies of the following are attached thereto: copies of the Company's Memorandum and Articles of Association as in effect on the date hereof;

                  (i) Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained;

                  (j) All consents, permits and approvals from parties (including, without limitation, Stochastic Consulting Limited) to any contracts or other agreements with any member of the MBL Group which may be required in connection with the performance by such member of its obligations under this Agreement other than Exchange Control Consents in India, Sri Lanka and Bangladesh or the continuance of such contracts or other agreements after the Closing shall have been obtained;

                  (k) The Sellers shall have paid to the MBL Group any amounts owed by such person to the MBL Group;

                  (l) No action, suit or proceeding shall have been instituted before any court or governmental body or instituted or threatened by any governmental agency or body to restrain or prevent the carrying out of the transactions contemplated hereby, or which has or may have, in the reasonable opinion of each of NFO-UK and NFO, a materially adverse effect on the Condition of any member of the MBL Group; and

                  (m) NFO-UK and NFO shall have received a copy of the letter of Soteriou Banerji referred to in Section 3.31 hereof.

            5.2 CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to enter into and complete the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Sellers:

                  (a) Each of NFO-UK and NFO shall have performed and compiled with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date pursuant to the terms hereof;

                  (b) The representations and warranties of each of NFO-UK and NFO contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date;

                  (c) NFO-UK and NFO shall have delivered to each Seller a certificate in form and substance reasonably satisfactory to them, dated the Closing Date, certifying as to the matters set forth in Sections 5.2(a) and (b);

                  (d) The Sellers shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to NFO-UK and NFO, dated the date of the Closing, addressed to the Sellers substantially in the form attached hereto as Exhibit F;

                  (e) No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or prevents the consummation of the transactions contemplated by this Agreement;

                  (f) NFO-UK and NFO shall have delivered to the Sellers a certificate, in form and substance reasonably satisfactory to the Sellers, signed by an executive officer thereof, dated the Closing Date, certifying that full and complete copies of the following are attached thereto: minutes of the Board of Directors thereof (or unanimous written consents in lieu thereof) authorizing and approving this Agreement and the transactions contemplated hereby, copies of the Certificate of Incorporation and By-laws thereof as in effect on the date hereof, and such other documents or instruments as the Sellers may reasonably request in writing not less than two days prior to the Closing Date to carry out the intent and purpose of this Agreement;

                  (g) NFO shall have executed and delivered the Registration Rights Agreement;

                  (h) The Company shall have entered into the Service Agreements; and

                  (i) the Sellers shall have received a copy of the letter of Arthur Andersen LLP referred to in Section 2.9 hereof.

                                 ARTICLE 6

                        TERMINATION AND ABANDONMENT

            6.1 TERMINATION. This Agreement may be terminated by mutual action of NFO-UK and NFO on the one hand and the Sellers on the other.

            6.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 6.1, it shall become null and void and have no further force or effect, except that any such termination of this Agreement shall be without prejudice to the rights of any party on account of the non-satisfaction of the conditions set forth in Article 5 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, Section 4.5 and
Article 8 shall survive any termination of this Agreement.

                                 ARTICLE 7

                 SURVIVAL OF REPRESENTATIONS & WARRANTIES

            7.1 SURVIVAL. Notwithstanding any right of the parties hereto fully to investigate the affairs of the MBL Group, NFO-UK and NFO and notwithstanding any knowledge of facts determined or determinable by any party hereto pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations and warranties of the other parties contained in this Agreement as qualified by the schedules attached hereto. The representations and warranties and covenants and agreements of the parties hereto shall survive the execution and delivery hereof and the Closing hereunder. Subject to Section 8.5 hereof, the representations and warranties shall thereafter terminate and expire with respect to any General Claims (as defined below) or Tax Claims (as defined below), upon the earlier to occur of
(A) one year from the Closing Date; or (B) the date on which Arthur Andersen LLP (or its successor) delivers to NFO-UK and NFO its final audit opinion on the consolidated financial statements of NFO for the fiscal year ending December 31, 1997.

            7.2   CERTAIN DEFINITIONS.  For the purposes of this Article 7:

                  (a) The term "General Claim" shall mean any claim (other than a Tax Claim) arising out of or otherwise in respect of any breach of any representation or warranty of NFO-UK, NFO or the Sellers contained in this Agreement or any certificate required to be delivered by NFO-UK, NFO or the Sellers in connection herewith.

                  (b) The term "Tax Claim" shall mean any claim arising out of or otherwise in respect of any breach of any representation or warranty of NFO-UK, NFO or the Sellers contained in this Agreement or any certificate required to be delivered by NFO-UK, NFO or the Sellers in connection herewith relating to Taxes, including, without limitation, any and all Losses (as defined below) resulting (i) on or before or in respect of any period of time ending on or before the Closing Date or (ii) in respect of any act or transaction which occurs on or before the Closing Date; but not, with respect to any representation or Warranty of the Sellers relating to Taxes; (A) to the extent such Taxes have previously been taken into account in the calculation of the Balance Sheet and the AUFs; (B) to the extent any indemnified party hereunder does any voluntary act or transaction outside the ordinary course of business after the Closing Date which causes a Tax liability to arise; (C) to the extent a Tax liability arises from a change in accounting or Tax policy or practice adopted by any member of the MBL Group on or after the Closing Date; or (D) to the extent a Tax liability arises or is increased as a result of any increase in rates of Tax or any change in the law or published practice of a Tax Authority after the Closing Date.

                                 ARTICLE 8

            8.1 OBLIGATION OF THE SELLERS TO INDEMNIFY. Subject to the limitations contained in Section 8.4, the Sellers shall be jointly and severally liable to, and shall indemnify, defend and hold harmless NFO and its subsidiaries (including NFO-UK) (and any of their directors, officers, partners, employees, agents and affiliates) (each, an "NFO Indemnified Party") from and against all claims, losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable fees of attorneys and disbursements (collectively "Losses" which, for the purposes hereof, shall also include the reasonable fees of attorneys and disbursements incurred by an NFO Indemnified Party in bringing a claim under this Agreement, prosecuting its rights of indemnity in respect of such claim and collecting any amounts awarded upon such claim)) suffered, sustained or incurred or required to be paid by any such person due to, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement or any certificate required to be delivered by the Sellers in connection herewith.

            8.2 OBLIGATION OF NFO-UK AND NFO TO INDEMNIFY. Subject to the limitations contained in Section 8.4, each of NFO- UK and NFO shall be liable to, and shall indemnify, defend and hold harmless each Seller (each, a "Seller Indemnified Party" ) from and against all Losses (which, for the purposes hereof shall also include the reasonable fees of attorneys and disbursements incurred by a Seller Indemnified Party in bringing a claim under this Agreement, prosecuting its rights of indemnity in respect of such claim and collecting any amounts awarded upon such claim) suffered, sustained or incurred or required to be paid by and such person due to, based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of NFO-UK and NFO contained in this Agreement or any certificate required to be delivered by NFO-UK and NFO in connection herewith.

            8.3   NOTICE TO INDEMNIFYING.

                  (a) If either an NFO Indemnified Party, on the one hand, or a Seller Indemnified Party, on the other hand, as the case may be (the "lndemnitee"), receives written notice of any third party claim or potential claim or the commencement of any action or proceeding which could give rise to an obligation on the part of either Seller, on the one hand, or NFO-UK or NFO, on the other hand, as the case may be, to provide indemnification (the "Indemnifying Party") pursuant to Section 8.1 or 8.2, the lndemnitee shall promptly give the Indemnifying Party notice thereof (the "Indemnification Notice"); provided, that the failure to give the Indemnification Notice promptly shall not impair the lndemnitee's right to indemnification in respect of such claim, action or proceeding unless, and only to the extent that the lack of prompt notice adversely affects the ability of the Indemnifying Party to defend against or diminish the Losses arising out of such claim, action or proceeding. Delivery of the Indemnification Notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement. The Indemnification Notice shall contain factual information (to the extent known to the Indemnitee) describing the asserted claim in reasonable detail and shall include copies of any notice or other document received from any third party in respect of any such asserted claim. The Indemnifying Party shall have the right to assume the defense of a third party claim or suit described in this Section 8.3 at its own cost and expense and with counsel of its own choosing, provided, however, that the Indemnifying Party acknowledges in writing (at the time it elects to assume the defense of such claim or suit, which shall be not later than 30 days after the date of the Indemnification Notice) its obligation under this Section 8.3 to indemnify the Indemnitee with respect to such claim or suit, such counsel is reasonably satisfactory to the Indemnitee; the Indemnitee is kept fully informed of all developments and is furnished copies of all papers; the Indemnitee is given the opportunity, at its option, to participate at its own cost and expense and with counsel of its own choosing (which shall be reasonably satisfactory to the Indemnifying Party) in the defense of such claim or suit; and the Indemnifying Party diligently prosecutes the defense of such claim or suit. In the event that all of the foregoing conditions are not satisfied, the lndemnitee shall have the right, without impairing any of its rights to indemnification as provided herein, to assume and control the defense of such claim or suit and to settle such claim or suit. No settlement of any such third party claim or suit shall be made by, the Indemnifying Party without the prior written consent of the Indemnitee (which shall not be unreasonably withheld). No settlement of any such third party claim or suit shall be made by the lndemnitee if the Indemnifying Party shall have assumed the defense thereof and shall be in compliance with its obligations with respect thereto as set forth above in this Section 8.3. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party, any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such asserted liability if in the reasonable opinion of counsel to such Indemnitee (i) there are or may be legal defenses available to such Indemnitee or to other Indemnitees that are different from or additional to those available to the Indemnifying Party; or (ii) a conflict or potential conflict exists between the Indemnifying Party and such Indemnitee that would make such separate representation advisable.

                  (b) If any NFO Indemnified Party or any Seller Indemnified Party, as the case may be, has a claim (or potential claim) in respect of any Loss based upon, arising out of or otherwise in respect of a breach of any representation, warranty, covenant or agreement contained herein or in any certificate required to be delivered in connection herewith which does not relate to a claim, suit or proceeding by a third party, then such NFO Indemnified Party or Seller Indemnified Party, as the case may be, shall send to the Sellers, on the one hand, or NFO-UK or NFO on the other hand, as the case may be, a written notice describing the facts or circumstances with respect to the subject matter of such claim (or potential claim). Any such notice must be received b-y the Sellers, NFO-UK or NFO, as the case may be, on or prior to the date on which the representation or warranty on which such claim (or potential claim) or action or proceeding is based ceases to survive as set forth in
Article 7, irrespective of whether the subject matter of such claim (or potential claim), action or proceeding shall have occurred before or will occur after such date.

            8.4 LIMITATIONS ON INDEMNIFICATION. Anything in either Section 8.1 or 8.2 to the contrary notwithstanding, no indemnification payment shall be made pursuant to either Section 8.1 or Section 8.2 (i) for any claim for Losses which do not exceed U.S.$25,000 (the "Threshold Amount") or (ii) except to the extent that the amounts for claims for Losses in excess of the Threshold Amount that would otherwise be payable under either Section 8.1 or Section 8.2 would, taken together, aggregate at least U.S.$250,000 (the "Minimum Amount"). After the Minimum Amount has been met in respect of claims for Losses in excess of the Threshold Amount, all amounts payable under either Section 8.1 or Section 8.2 in respect of claims for Losses in excess of the Threshold Amount (including the Minimum Amount) shall be payable by the Sellers, NFO-UK or NFO, as the case may be, until the amounts paid by the Sellers, NFO-UK or NFO, as the case may be, shall equal the Purchase Price (the "Maximum Amount").

            8.5 ADDITIONAL INDEMNIFICATION. Notwithstanding anything to the contrary contained herein, and in addition to any other remedies of NFO and NFO-UK hereunder, the Sellers shall jointly and severally be liable to, and shall indemnify, defend and hold harmless, for a period of 60 months from the Closing Date, each NFO Indemnified Party from and against all losses suffered, sustained or incurred or required to be paid by any such person due to, based upon, arising out of or otherwise in respect of (x) any inaccuracy in the representations and warranties contained in Sections 3.2 and 3.4 hereof regarding the ownership structure of MBL Research and Consultancy Group (P) Ltd. or Trends-MBL Inc. and (y) any Tax Liability in excess of (pound)25,000 arising out of or relating to the failure to receive credit from the appropriate governmental authority for payment of taxes on behalf of or by Market Behaviour (Thailand) Ltd., a company incorporated under the laws of Thailand, as a result of its failure to relocate its registered office.

            8.6 PAYMENT OF CLAIMS BY THE SELLERS. To the extent still owned by the Sellers, all claims for indemnification hereunder by an NFO Indemnified Party shall be satisfied by payment by the Sellers of shares of NFO Common Stock, which for purposes of this Article 8, shall be valued at $23.675 per share (subject to appropriate adjustment in the event of any subdivision, combination or other capital adjustment or the payment of a stock dividend in NFO Common Stock).

                                 ARTICLE 9
                               MISCELLANEOUS

            9.1 KNOWLEDGE OF SELLERS. For purposes of this Agreement, "knowledge of the Sellers," or words to that effect, means knowledge of all facts, matters and circumstances which would or ought to have been known to each Seller had such Seller made full and diligent inquiries of all persons or relevant sources who or which might have knowledge of the relevant matters. Knowledge of one Seller shall be implied to the other.

            9.2 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may, be amended, modified or supplemented only by a written agreement signed by the parties hereto.

            9.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of NFO-UK or NFO, on the one hand, or the Sellers, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by NFO-UK, NFO or the Sellers, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a Waiver of or estoppel with respect to any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.3.

            9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given When delivered in person, by telecopier (with a confirmed receipt thereof) or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

                  (a)   if to NFO-UK or NFO, to:

                        NFO Research, Inc.
                        2 Pickwick Plaza
                        Suite 400
                        Greenwich, Connecticut 06830
                        Telecopy No.:  (203)629-8885

                        Attention:  Chief Financial Officer

                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1295 Avenue of the Americas
                        New York, New York 10019-6064
                        Telecopy No.:  (212) 757-3990
                        Attention:  James A. Dubin, Esq.

                  (b)   if to the Company, to:

                        The MBL Group plc
                        4-5 Bonhill Street
                        London EC2A 4BX
                        ENGLAND
                        Telecopy No.:  011-44-171-891-1234
                        Attention:  John R. Goodyear

                        with a  copy  to:

                        Winward Fearon
                        35 Bow Street
                        London WC2E 7AU
                        ENGLAND
                        Telecopy No:  011-44-171-420-2803
                        Attention:  Adrian Luto, Esq.

                  (c)   if to any Seller, to him or her:

                        c/o The MBL Group plc
                        4-5 Bonhill Street
                        London EC2A 4BX
                        ENGLAND
                        Telecopy No.:  011-44-171-891-1234

                        with a copy  to:

                        Winward Fearon
                        35 Bow Street
                        London WC2E 7AU
                        ENGLAND
                        Telecopy No:  011-44-171-420-2803
                        Attention:  Adrian Luto, Esq.

            9.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder; provided, however, that the rights of NFO-UK or NFO may be transferred in whole or in part to any affiliate thereof.

            9.6   EXPENSES.

                  (a) All of the fees and expenses of the Sellers in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company and all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by NFO-UK and NFO shall be paid by NFO-UK and NFO.

                  (b) If the Sellers, on the one hand, or NFO-UK or NFO, on the other hand (in any such case, the "Refusing Party"), intentionally or willfully
(i) refuse to consummate the transactions contemplated by this Agreement on the Closing Date; (ii) cause a material breach of any covenant contained herein which directly results in the consummation of the transactions contemplated by this Agreement not going forward on the Closing Date, subject to applicable cure periods; or (iii) fails to satisfy any of the conditions to closing contained herein, then, so long as the parties that are not the Refusing Parties are ready, willing and able to consummate the transactions contemplated by this Agreement and have satisfied in all material respects the conditions set forth in Article 5 applicable to them, the Refusing Parties shall promptly pay an amount equal to U.S. $2,000,000 to the parties that are not the Refusing Parties.

            9.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

            9.8 JURISDICTION. Any action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby may be instituted in any Federal court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such claim. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided, or by personal service on the Agent with a copy of such process mailed to such party by first class mail or registered or certified mail, return receipt requested, postage prepaid. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

            9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            9.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement; (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; and (iii) the term "subsidiary" of any specified person shall mean any corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture or other entity 50% or more of the total equity interest of which, is directly or indirectly owned by such specified person. For purposes of this Agreement, all references to "subsidiaries" of a person shall be deemed to mean "subsidiary" if such person has only one subsidiary.

            9.11 ENTIRE AGREEMENT. This Agreement, including the documents or instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings whether oral or written between the parties with respect to the subject matter hereof.

            9.12 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.

            IN WITNESS WHEREOF, NFO-UK, NFO and the Sellers have caused this Agreement to be signed as of the 11th day of July, 1997.

                                NFO RESEARCH INC.

                                By: /s/ William E. Lipner
                                    -----------------------------
                                Name:   William E. Lipner
                                Title:  Chairman, Chief Executive Officer
                                        & President

                                NFO UK, INC

                                By: /s/ Patrick G. Healy
                                    -----------------------------
                                Name:   Patrick G. Healy
                                Title:  Executive Vice President-Finance
                                        and Chief Financial Officer



                                     /s/ John R. Goodyear
                                ---------------------------------
                                       John R. Goodyear



                                     /s/ Mary J. Goodyear
                                ---------------------------------
                                       Mary J. Goodyear

Schedule 3.2
                                  THE MBL GROUP

COMPANY                                                          JURISDICTION OF ORGANISATION

The MBL Group plc                                                England, United Kingdom
BJM Research and Consultancy Limited                             England, United Kingdom
Market Behaviour Limited                                         England, United Kingdom
Marketing Blueprint Limited                                      England, United Kingdom
MBL Asia-Pacific Limited                                         Hong Kong
Market Behaviour (Hong Kong) Limited                             Hong Kong
International Research Associates (Hong Kong) Limited            Hong Kong
INRA (HK) Limited                                                Hong Kong
Market Behaviour (International) Limited                         Hong Kong
Market Behaviour (China) Limited                                 Hong Kong
Market Behaviour (Thailand) Limited                              Hong Kong
Market Behaviour (Vietnam) Limited                               Hong Kong
Consensus MB Limited                                             Hong Kong
Market Behaviour (Malaysia) Sdn Bhd                              Malaysia
Market Behaviour (Singapore) Pte Limited                         Singapore
Trends-MBL, Inc.                                                 Philippines
P.T. Continental Sentratama Surveys                              Indonesia
Market Behaviour (Thailand) Limited                              Thailand
MBL Research and Consultancy (P) Limited                         India
Market Behaviour Lanka (PVT) Limited                             Sri Lanka
Market Behaviour Bangladesh Limited                              Bangladesh
MERAC WLL Ltd                                                    Bahrain (42% holding only by The MBL
                                                                 Group plc only)
MERAC - Egypt Ltd                                                Egypt (80% through MERAC WLL Ltd)
MERAC Arabia Company Ltd                                         Saudi Arabia (49% holding only through
                                                                 MERAC WLL Ltd)

Schedule 3.4
                                  THE MBL GROUP
                                 CAPITALISATION

1)Name of Company:                    THE MBL GROUP PLC

  Authorised Capital:                 (pound)l00,000 divided into 100,000 shares of(pound)l.00 each
  Issued Capital:                     100,000  shares
                                      Total paid up: (pound)100,000
  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  John R Goodyear                     50,000
  Mary J Goodyear                     50,000

2)Name of Company:                    BJM RESEARCH AND CONSULTANCY LIMITED

  Authorised Capital:                 (pound)100,000 divided into 100,000 shares of(pound)l.00 each
  Issued Capital:                     100,000 shares
                                      Total paid up: (pound)l00,000
  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  The MBL Group plc                   70,000
  D. J. Johnson                       10,000
  N. A. G. Spackman                    5,000
  C. E. Baker                          5,000
  I. S. Brace                          5,000
  R. B. Winslow                        2,000
  J. W. Archer                         2,000
  A. Futerman                          1,000

3)Name of Company:                    MARKET BEHAVIOUR LIMITED

  Authorised Capital:                 (pound)100 divided into 100 shares of(pound)l.00 each
  Paid-up Capital:                    100 shares
                                      Total paid up: (pound)100
  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  The  MBL Group plc                  81
  J. R. Goodyear*                      1
  F. M. Yelland                       12
  N. M. Long                           6

(*on trust for The MBL Group plc)

4)Name of Company:                    MARKETING BLUEPRINT LIMITED

  Authorised Capital:                 (pound)l0,000 divided into 10,000 shares of(pound)l.00 each
  Paid-up Capital:                    9,000 shares
                                      Total paid up: (pound)9,000
  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  The MBL Group plc                   7,000
  A. J. Turton                        2,000

5)Name of Company:                    MBL ASIA-PACIFIC LIMITED

  Authorised Capital:                 HK$786,500 divided into 786,500 shares of HK$1.00
                                      each
  Paid-up Capital:                    786,500 shares of HK$1.00 each
                                      Total paid up:  HK$786,500
  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  The MBL Group Plc                   560,382
  Christopher Noel Robinson           186,793
  Mark Van Roo                         23,595
  Clive Little                         15,730

6)Name of Company:                    INRA (HONG KONG) LIMITED (Dormant Company)

  Authorised Capital:                 HK$1,000.00 divided into 100 shares of HK$l0.00
                                      each
  Paid-up Capital:                    2 shares of HK$10.00 each
                                      Total paid up: HK$20.00
  Shareholdings:

  Name of Shareholder                                      No. of Shares Held
  -------------------                                      ------------------

  International Research Associates (Hong Kong) Limited           1
  J. R. Goodyear*                                                 1

  (* on trust for International Research Associates (Hong Kong) Ltd)

7)Name of Company:                    MARKET BEHAVIOUR (HK) LIMITED

  Authorised Capital:                 HK$1,000,000.00 divided into 1,000,000 shares of
                                      HK$1.00 each
  Paid-up Capital:                    1,000,000 shares of HK$1.00 each
                                      Total paid up: HK$1,000,000


  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  MBL Asia-Pacific Limited            700,000
  Christopher Noel Robinson           200,000
  Jenny So Kwok Ying                  100,000


8)Name of Company:                    MARKET BEHAVIOUR (CHINA) LIMITED

  Authorised Capital:                 HK$10,000.00 divided into 1,000 shares of
                                      HK$10.00 each
  Paid-up Capital:                    1,000 shares of HK$10.00 each
                                      Total paid up: HK$10,000.00

  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  MBL Asia-Pacific Limited            999
  John Robert Goodyear                  1
  (on trust for MBL Asia-Pacific Ltd.)


9)Name of Company:                    INTERNATIONAL RESEARCH ASSOCIATES (HONG KONG) LIMITED

  Authorised Capital:                 HK$500,000.00 divided into 5,000 shares of
                                      HK$100.00 each.
  Paid-up Capital:                    2,500 shares of HK$l00.00 each
                                      2,500 shares issued at HK$234.00 each
                                      Total paid up:  HK$835,000.00
  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  Christopher Noel Robinson                 375
  (on trust for MBL Asia-Pacific Ltd)
  MBL Asia-Pacific Ltd                    3,625
  Kenrick, Leung Chun Yick                1,000

10)Name of Company:                   MARKET BEHAVIOUR (INTERNATIONAL) LIMITED

  Authorised Capital:                 HK$1,000.00 divided into 1,000 shares of HK$1.00 each
  Paid-up Capital:                    1,000 shares of HK$1.00
                                      Total paid up:  HK$1,000.00

  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  MBL Asia-Pacific Limited                  760
  Mark Van Roo                              200
  Jacky Wong                                 40

11)Name of Company:                   MARKET BEHAVIOUR (THAILAND) LIMITED

  Authorised Capital:                 HK$10,000.00 divided into 1,000 shares of
                                      HK$10.00 each.
  Paid-up Capital:                    1,000 shares of HK$l0.00 each
                                      Total paid up:  HK$10,000.00

  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  MBL Asia-Pacific Limited            800
  Christopher Sidney Maxwell          200


12)Name of Company:                   MARKET BEHAVIOUR (VIETNAM) LIMITED

  Authorised Capital:                 HK$10,000.00 divided into 1,000 shares of
                                      HK$10.00 each.
  Paid-up Capital:                    1,000 shares of HK$10.00 each.
                                      Total paid up:  HK$10,000.00

  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  MBL Asia-Pacific Limited            999
  Christopher Noel Robinson             1
  (on trust for MBL Asia-Pacific Ltd.)


13)Name of Company:                   CONSENSUS-MB LIMITED

  Authorised Capital:                 HK$10,000.00 divided into 10,000 shares of
                                      HK$1.00 each.
  Paid-up Capital:                    100 shares of HK$1.00 each
                                      Total paid up:  HK$100.00

  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  MBL Asia-Pacific Limited            69
  Clive Liffle                        20
  Sjafril Djalal                      10
  Christopher Noel Robinson            1
  (on trust for MBL Asia-Pacific Ltd.)


14)Name of Company:                   MARKET BEHAVIOUR (SINGAPORE) PTE LIMITED

  Authorised Capital:                 S$l00,000.00 divided into 100,000 shares of S$1.00 each
  Paid-up Capital:                    100,000 shares.
                                      Total paid up:  S$100,000


  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  MBL Asia-Pacific Limited            70,000
  Dr. Thomas Tan Tsu Wee              10,000
  Tan Jee Lui                         10,000
  Leong Lai Sim                       10,000

15)Name of Company:                   MARKET BEHAVIOUR (MALAYSIA) SDN BHD

  Authorised Capital:                 100,000 shares of MR1.00 each
  Issued Capital:                     45,000 shares.
                                      Total paid up: MR45,000.00

  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  MBL Asia-Pacific Limited               34,998
  J. R. Goodyear*                           one
  C. N. Robinson*                           one
  L. Yap                                  5,000
  1. David                                5,000

  (*held on trust for MBL Asia-Pacific Limited)

16)Name of Company:                   TRENDS-MBL, INC.

  Authorised Capital:                 1,500,000 Pesos divided into 15,000 shares of 100 Pesos each
  Issued Capital:                     10,000 shares
                                      Total paid up:  1,000,000 Pesos

  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  MBL Asia-Pacific Limited                3,998
  J. R. Goodyear*                           one
  C. N. Robinson*                           one
  M. Abad*                                4,400
  A. Caro*                                  800
  L. Villanueva*                            800

  (*on trust for MBL Asia Pacific Limited. 100% subsidiary but 10% of profits are in turn held on trust for the benefit of the employees of Trends-MBL, Inc.)

17)Name of Company:                   P.T. CONTINENTAL SENTRATAMA SURVEYS

  Authorised Capital:                 100,000,000 Rupiah divided into 1,000 shares of 100,000
                                      Rupiah each
  Issued Capital:                     1,000 shares


                                      Total paid up:  100,000,000 Rupiah

  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  Sjafril Djalal*                     1,000

  (*All held on trust for MBL Asia-Pacific Limited)


18)Name of Company:                     MARKET BEHAVIOUR (THAILAND) LIMITED

  Authorised Capital:                   30,000 shares of 100 Baht each
  Issued  Capital:                      30,000 shares
                                        Total paid up:  30,000 Baht

  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  MBL Asia-Pacific Limited                 14,700
  Anek Srisanit*                            9,300
  Mongkol Thongnim*                         1,200
  Senut Cahvana*                            1,200
  Suneen Sirdsarvadvorakul*                 1,200
  Laxami Thang-Suwan*                       1,200
  Priyavom Nakchantuk*                      1,200

  (* held on trust for MBL Asia-Pacific Limited)

19)Name of Company:                   MBL RESEARCH AND CONSULTANCY GROUP (P) LIMITED

  Authorised Capital:                 4,000,000 Rupees divided into 400,000 shares of 10 Rupees
                                      each
  Issued Capital:                     200,300 shares
                                      Total paid up:  2,003,000 Rupees

  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  The MBL Group plc                        102,153
  John Abraham                              34,347
  Jenny Abraham                             34,346
  Paul Abraham                              29,454


  Of the 102,153 shares owned by The MBL Group plc, John Abraham holds 7,753 shares, Jenny Abraham holds 7,754 shares and Paul Abraham holds 6,646 shares which have been purchased by The MBL Group plc but not yet registered in the name of The MBL Group plc due to delays in obtaining necessary consents from the Reserve Bank of India (Exchange Control) and the Indian Board of
  Investment (Foreign Ownership).

20)Name of Company:                   MARKET  BEHAVIOUR LANKA (PVT) LIMITED

  Authorised Capital:                 100,000 shares of Sri Lankan Rupees 1.00 each
  Issued Capital:                     90,000 shares
                                      Total paid up:  90,000 Sri Lankan Rupees

  Shareholdings:

  Name of Shareholder                        No. of Shares Held
  -------------------                        ------------------

  MBL Research and Consultancy Group (P) Ltd    69,980
  John R. Goodyear*                                 10
  John Abraham*                                     10
  Ravi Bamunusinghe                             10,000
  Janaki Bamunusinghe                           10,000

(*held on trust for MBL Research and Consultancy Group (P) Limited)

21)Name of Company:                   MARKET BEHAVIOUR BANGLADESH LIMITED

  Authorised Capital:                 Takas 1,000,000 divided into 100,000 shares of Takas
                                      10/= each
  Issued Capital:                     800,000 Shares
                                      Total paid up:  800,000 Takas

  Shareholdings:

  Name of Shareholder                          No. of Shares Held
  -------------------                          ------------------

  MBL Research and Consultancy Group (P) Ltd        70,000
  Quazi Muneer Uz Zaman                             10,000


22)Name of Company:                   MERAC WLL  LIMITED

  Authorised Capital:                 50,000 Dinars Divided into 500 shares of 100 Dinars each
  Issued Capital:                     500 shares
                                      Total paid up: 50,000 Dinars

  Shareholdings:

  Name of Shareholder                 No. of Shares Held
  -------------------                 ------------------

  The  MBL Group plc                       210
  Stuart Campbell Morris                   175
  Abdulnabi Al Sho'ala                     115


23)Name of Company:                   MERAC EGYPT LIMITED

  Authorised Capital:                 Egyptian Pounds 50,000
  NOT DIVIDED INTO SHARES


  Equity participations

  Name of Shareholder                 %

  MERAC WLL Limited                   80
  Mohamed Ahmed Mahmoud               20


24)Name of Company:                   MERAC ARABIA COMPANY LTD

  49% equity participation only.  Held through MERAC WLL Ltd.

Schedule 3.5

                            Options and Other Rights
                            ------------------------

The following minority shareholders have been granted informal options by The MBL Group plc or where relevant its subsidiary intermediate holding company (MBL Research and Consultancy Group (P) Limited or MBL Asia-Pacific Limited) to subscribe shares at par or to purchase shares from The MBL Group plc or the relevant subsidiary intermediate holding company in respect of the share capital of Subsidiaries as set out below. In each case the relevant shareholders have indicated an intention to exercise the options but also an intention to enter into a shareholder and buy/sell agreement substantially in the form attached to this Agreement as Exhibit D in respect of the whole of their respective shareholding in the relevant subsidiary, including the shares under option described below.

1 Subsidiary  Company:                MARKETING BLUEPRINT LIMITED

  Name of Shareholder                 Shares to be subscribed
  -------------------                 -----------------------

  The MBL Group plc                   500
  A. J. Turton                        500

2 Subsidiary  Company:                MARKET BEHAVIOUR (CHINA) LIMITED

  Name of Shareholder                 Shares to be transferred
  -------------------                 ------------------------

  C N Robinson                        20
  M J Van Roo                         60
  J Wong                              30
  J So Kwok Ying                      15

  Name of transferor:  MBL Asia-Pacific Limited

3 Subsidiary Company:                 MARKET BEHAVIOUR (THAILAND) LIMITED
                                      (incorporated in Thailand)

  Name of Shareholder                 Shares to be transferred
  -------------------                 ------------------------

  Allison Prebble                     50
  Kuruvin Boon-Long                   50

  Name of transferor: MBL Asia-Pacific Limited


4 Subsidiary  Company:                MARKET BEHAVIOUR (VIETNAM) LIMITED

  Name of Shareholder                 Shares to be transferred
  -------------------                 ------------------------

  Michael Pofter                      200

  Name of Transferor:   MBL Asia-Pacific Limited


5 Subsidiary  Company:                MARKET BEHAVIOUR (MALAYSIA) SDN BHD

  Name of Shareholder                 Shares to be subscribed
  -------------------                 -----------------------

  Lawrence Yap                        1,250
  Ivy David                           1,250
  MBL Asia-Pacific Limited            2,500


6 Subsidiary  Company:                MARKET BEHAVIOUR LANKA (PVT) LIMITED

  Name of Shareholder                      Shares to be subscribed
  -------------------                      -----------------------

  R Bamunusinghe                                  2,500
  J Bamunusinghe                                  2,500
  MBL Research and Consultancy Group (P) Ltd      5,000

In addition the following transfers by Minority Shareholders in MBL RESEARCH AND CONSULTANCY (P) LIMITED have been agreed and are to the knowledge of the Sellers in the course of registration. The shareholder and buy/sell agreement substantially in the form of Exhibit D to be signed by each shareholder in that company will reflect these transfers.

Shareholder                         Shares to be Acquired         Shares to be transferred
-----------                         ---------------------         ------------------------
John Abraham                        Nil                           2,538
Jenny Abraham                       Nil                           2,537
Paul Abraham                        Nil                           2,175
R Suresh                            6,000                         Nil
Rohini Parthasarathy                1,250                         Nil

Total                               7,250                         7,250

Schedule 3.8

                                    Consents
                                    --------

1.A change of ownership or control of The MBL Group plc will give rise, absent consent from the relevant contracting party, to a right of termination under the following Licence Agreements in favour of The MBL Group plc and/or its various operating subsidiaries:

  (1) Authorised Distributor Agreement between Simulation Research, Incorporated an BJM Research and Consultancy Limited in respect of the "Visionary Shopper" product, effective March 1, 1995.

  (2) Stochastic Reaction Monitors Licence Agreement between Stochastic Consulting Limited and various MBL Group subsidiaries.

  (3) Licence Agreements between ADD+IMPACT Pty. Limited and various MBL Group Subsidiaries.

  Consents have been obtained confirming that the right of termination will not be triggered in respect of any of the above.

2.In respect of the acquisition of shares in subsidiary companies by NFO or an NFO subsidiary pursuant to any shareholder and buy/sell agreement, it should be noted that Exchange Control Consent and/or Foreign Investment Board approval may be required in respect of shares in:-

  (a)  MBL Research and Consultancy Group (P) Ltd

  (b)  Market Behaviour Lanka (PVT) Ltd

  (c)  Market Behaviour Bangladesh Ltd

Schedule 3.14

                               Prohibited Actions
                               ------------------

(1) The matters referred to in Schedule 3.5 (Options And Other Rights) are repeated for the purposes of this Schedule 3.14, provided however that the proposed issues and transfers of shares therein referred will not be affected at or prior to the Closing.

(2) Since the Balance Sheet the following dividends have been declared and/or paid by the Company or the specified MBL Subsidiaries

  (a) The MBL Group plc
      -----------------

      Total dividend declared and paid (pound)600,000


  (b) MBL Asia-Pacific Limited
      ------------------------

      Total dividend declared and paid HK$6,000,000


  (c) BJM Research and Consultancy Limited
      ------------------------------------

      Total dividend declared and paid (pound)350,000


  (d) Market Behaviour Limited
      ------------------------

      Total dividend declared and paid (pound)150,000


  (e) Market Behaviour (Hong Kong) Limited
      ------------------------------------

      Total dividend paid HK$2,000,000


  (f) Consensus-MB Limited
      --------------------

      Total dividend paid HK$180,000


  (g) Trends-MBL, Inc.
      ----------------

      Total dividend declared of Pesos 17,000,000 of which US$110,000 paid up to the date of this Agreement


  (h) Market Behaviour (International) Limited
      ----------------------------------------

      Total dividend paid US$300,000

Schedule 3.15

                                      TAXES
                                      -----

1)    MARKET BEHAVIOUR (THAILAND) LIMITED (incorporated in Thailand) ("MBT")

From its incorporation in 1990, MBT has filed all its tax returns, issued all its invoices for purposes of Thai VAT and accounted to the authorities for its VAT liabilities using its actual office address in Soi Sama Han in Bangkok. To date, since MBT is not in overall profit from inception (i.e. it still has carried forward start up losses to set against current profits) there has been no requirement to pay Thai Corporation Tax.

The registered office address of MBT, adopted on its incorporation, is that of MBT's local legal advisers and has never been changed.

MBT has only recently been advised (and then only orally, with the relevant advisers declining to advise in writing) that once MBT actually established its operating office in Soi Sama Han the registered office address should have been changed to that of the operating office. No such advice was previously given either by MBT's legal advisers or its auditors. It now appears that as a result of this omission to move the registered office address, MBT's tax returns and also the VAT invoices issued and payments made to the relevant authorities might not be recognised as complying with MBT's obligations on the technical ground that the invoices and returns should have been made as from the registered office address (and not simply from an operating office address). However, MBT has also been advised (again orally with the relevant advisers declining to confirm in writing) that it would not be prudent to raise this technicality directly with the relevant authorities on the grounds that, should those authorities subsequently raise the issue of their own volition, MBT will be better placed to reach a favourable accommodation as an "innocent party" unaware of the technical breach than as a self-confessed defaulter. If the matter is subsequently raised by the authorities, the advice received is that it will be possible to negotiate an accommodation with the relevant authorities in settlement of any resulting liability, whether to additional tax, fines, penalties or otherwise, for a sum not exceeding Thai Baht 1,000,000 (a figure previously advised to NFO in oral discussions as approximating to (pound)25,000.00 at the then prevailing exchange rate).

2)    P.T. CONTINENTAL SENTRATAMA SURVEYS (CSS)

CSS has conducted its business in accordance with the practice generally adopted by service-related companies in Indonesia which involves billing overseas clients offshore (generally through Hong Kong) for market research work carried out in Indonesia on behalf of such clients. CSS has, with the approval of its local advisers, filed all of its statutory returns in the normal manner and the relevant Indonesian authorities have not challenged its treatment of offshore income. However, it is understood that, in common with other service companies operating in this manner, the practice of billing overseas clients offshore could in theory be open to challenge if the relevant tax inspector so decided. There has been no indication of any intention to make such a challenge.

Schedule 3.16

                            EMPLOYEE BENEFIT MATTERS
                            ------------------------

1)In Addition to the Sellers and those employees who are also Minority Shareholders (whose terms and conditions of employment are fully reflected in the new Service Agreements prepared by NFO's advisers and to be signed by each of the relevant individuals at or after the Closing) the remuneration of the following employees in excess of (pound)50,000 p.a. has been increased since the Balance Sheet Date to the sum specified below:

  a)  Susan Nosworthy          (pound)60,000 p.a.

  b)  Margaret Short           (pound)50,000 p.a.

  c)  Margery Hancock          (pound)53,000 p.a.

  d)  Endellion Sharp          (pound)53,500 p.a.

  It should be noted that the first three individuals listed above are also to enter into new service agreements in a form approved by NFO prior to the date of this agreement.

2)BJM Research and Consultancy Limited ("BJM") operates a bonus scheme for all employees based on the profitability of BJM in each financial year and paid to employees pro-rata to salary earned during the financial year (so that an employee joining part way through the year will enjoy a pro-rata bonus based on one half year's salary) the amount available for distribution by way of bonus on this pro-rata basis is calculated in accordance with the following formula:-

  a)  20% of the first (pound)l00,000 of profit before tax

  b)  in addition, 10% of all profits in excess of (pound)l00,000 before tax

  C) 10% of all profit before tax in excess of 8% of annual net revenue of BJM as defined in the audited financial statements of BJM

  Provided that item b) is calculated after the deduction of item a) from the profit and item c) is calculated after first deducting items a) and b) from the profit figure.

3)Market Behaviour Limited and Marketing Blueprint Limited declare employee bonuses at the discretion of their respective boards of directors.

4)Market Behaviour (Hong Kong) Limited has in years up to and including the Balance Sheet Date paid performance related bonuses to C N Robinson and Jenny So Kwok Ying calculated by reference to profits before tax. Those arrangements will cease on signature of the new service agreement by each of these parties.

5) In Asia-Pacific jurisdictions, where it is the usual local business practice, the relevant MBL subsidiary pays an additional month's salary to employees at Chinese New Year (that is to say a 13th month's salary is paid so that in the relevant month the employee receives double the normal monthly salary). This is allowed for in setting salary levels.

6)The Sellers and all Minority Shareholders who are also executive directors and the first three employees listed at paragraph 1) above are entitled to periods of notice in excess of three months reflected in the new service agreements approved by NFO and to be entered into by each of them at or after Closing.

7)Endellion Sharp has given notice of her intention to resign her employment as head of qualitative research at BJM, effective September 1997. To the best of the Sellers knowledge this decision is not connected with the pooling of interests with NFO, since the relevant employee has no knowledge of the proposed transaction.

8)No employee whose remuneration was in excess of (pound)50,000 p.a. has had his or her employment terminated by any MBL Subsidiary within the twelve months prior to the date of this agreement.

9) No MBL Subsidiary has any obligation or liability to contribute to any scheme of the type referred to in Section 3.16 (i) except the following:

  a) Each MBL Subsidiary in the UK makes payments into either The MBL Group Pension Fund (which is a money purchase scheme in respect of which the level of the employer's contributions is defined by contract according to the employer's seniority) or into a personal portable pension plan for the relevant individual (provided that the level of contribution will be no higher than if the employee was a member of The MBL Group Pension
       Fund). All payments under both arrangements are made to and through Allied Dunbar [Assurance Company] Limited and are managed by the Courtney Havers Partnership. Full details have been made available to NFO for review.

  b) Various medical and other insurance benefit schemes are maintained by MBL Subsidiaries the details and extent of which vary on a company by company basis but the cost of which up to the Balance Sheet Date is fully reflected in the audited financial statements of each MBL Subsidiary.

  c) Market Behaviour (Hong Kong) Limited, Market Behaviour Singapore (PTE) Limited and Trends-MBL, Inc operate defined benefits pension schemes for all or some of their employees as referenced in Notes to The MBL Group's audited consolidated financial statements for the year ended on the Balance Sheet Date.

Schedule 3.17

                               Employee Relations
                               ------------------

COMPANY                                                   Full Time Personnel   Contract Workers
                                                          -------------------   ----------------
The MBL Group plc                                         One                   Nil
BJM Research and Consultancy Limited                      116                   644
Market Behaviour Limited                                  16                    Nil
Marketing Blueprint Limited                               5                     Nil
MBL Asia-Pacific Limited                                  Nil                   Nil
Market Behaviour (Hong Kong) Limited                      51                    80
International Research Associates (Hong Kong) Limited     8                     25
INRA (HK) Limited                                         Nil                   Nil
Market Behaviour (International) Limited                  41                    100
Market Behaviour (China) Limited                          Nil                   Not available
Market Behaviour (Thailand) Limited                       Nil                   Nil
Market Behaviour (Vietnam) Limited                        20                    150
Consensus MB Limited                                      Nil                   Nil
Market Behaviour (Malaysia) Sdn Bhd                       22                    28
Market Behaviour (Singapore) Pte Limited                  11                    50
Trends-MBL, Inc.                                          95                    411
P.T. Continental Sentratama Surveys                       26                    180
Market Behaviour (Thailand) Limited                       39                    300
MBL Research and Consultancy (P) Limited                  149                   Nil
Market Behaviour Lanka (PVT) Limited                      21                    2
Market Behaviour Bangladesh Limited                       One                   Not available
MERAC WLL Ltd                                             -                     -
MERAC - Egypt Ltd                                         16                    10

Schedule 3.20
                                    Contracts
                                    ---------

(1) The Sellers have provided NFO with access to all agreements entered into with Minority Shareholders in MBL Subsidiaries in the 5 years preceding the Closing Date. All such agreements will be superseded by either the relevant Minority Shareholder's buy/sell agreement and/or service agreement. The relevant contracts are the following:

  MBL Subsidiary                                  Description                        Date
  --------------                                  -----------                        ----
  BJM Research and Consultancy Ltd                Share Purchase and Shareholders    17.01.94
                                                  Agreement

  Market Behaviour Limited                        Share Purchase and Shareholders    1993
                                                  Agreement

  Marketing Blueprint Limited                     Share Subscription and             2l.12.94
                                                  Shareholders Agreement

  MBL Asia-Pacific Limited                        Share Transfer and Share Issue     05.06.95
                                                  Agreement

  MBL Asia-Pacific Limited                        Share Purchase and Shareholders    16.06.95
                                                  Agreement

  Market Behaviour (Hong Kong) Limited            Shareholders Agreement             24.06.88

  Market Behaviour (International) Limited        Share Purchase and Shareholders    31.01.97
                                                  Agreement

  Consensus-MB Limited                            Share Purchase and Shareholders    11.12.93
                                                  Agreement

  Consensus-MB Limited                            Technical Service Agreement        11.12.93

  International Research Associates               Share Subscription and Shareholder
  (Hong Kong) Limited                             1993 Agreement

  Market Behaviour (Malaysia) Sdn Bhd             Share Subscription and Share-      03.04.95
                                                  holders Agreement

  Trends-MBL, Inc                                 Sale and Purchase Agreement        15.12.90

  Opinion Research Consultants                    Share Purchase and Shareholders    05.07.93
  PTE Limited                                     Agreement

  MBL Research and Consultancy Group              Share Purchase and Shareholders    26.03.93
  (P) Limited                                     Agreement relating to Oracle
                                                  Research and Consultancy
                                                  Group (P) Limited (later MBL
                                                  Research and Consultancy
                                                  Group (P) Limited)

  MBL Research and Consultancy Group              Supplemental Share Purchase        11.07.96
  (P) Limited                                     Agreement

  Market Behaviour (Lanka) PVT Limited            Share Subscription, Business       08.11.96
                                                  Transfer and Shareholders
                                                  Agreement

  Market Behaviour Bangladesh Limited             Joint Venture Agreement            15.07.96

  Middle East Research and Consultancy            Sponsorship Agreement              03.02.83
  WLL Ltd (MERAC)

  MERAC Arabia Company Limited                    Joint Venture Agreement

  MERAC-Egypt Limited                             Shareholders Agreement             01.01.97

(2) See contracts referred to in Schedule 3.8, which contain indemnities, and involve the licence of intellectual property, and where approvals or consents are required.

(3) With regard to borrowings, intra Group indebtedness is shown in the audited financial statements of each Subsidiary as at the Balance Sheet Date. With regard to external borrowings, please note the following:-

  (a) The MBL Group plc has an overdraft facility available with Barclays Bank plc of up to [(pound)500,000]. This facility is not currently being utilised and no sums are outstanding to the Bank.

  (b) BJM Research and Consultancy Limited has an overdraft facility available with Barclays Bank plc of up to (pound)200,000. This facility is not currently being utilised and no sums are due to the Bank.

  (c) Market Behaviour (Singapore) PTE Limited has an overdraft facility of up to S$245,000 available with DBS Bank. A copy of a facility letter dated 6 March 1996 has been made available to NFO for inspection. This facility is currently utilised by the Company to meet its day to day working capital requirements, with the amount outstanding under the facility varying from day to day.

  (d) MBL Research and Consultancy Group (P) Limited has an overdraft facility of up to 7,500,000 Rupees and a term loan facility of 1,500,000 Rupees available with State Bank of Hyderabad. These facilities are secured on that Company's leasehold premises and on its book debts, and in addition by personal guarantees given by the Indian executive directors. It is suggested that when the executive directors cease to be shareholders in the operating company in India, if not before, new arrangements will need to be put in place with regard to this facility. Loan documentation dated 21 June 1996 has been made available to NFO for inspection.

(4) The ten largest customers of each MBL Subsidiary as at the Balance Sheet Date are as follows:-

  (a)   BJM Research and Consultancy Limited
        ------------------------------------

        Gillette
        Citroen
        Coca Cola
        British Gas
        Post Office Counters

        Bass
        L'Oreal
        Chivas Glenlivet
        Royal Mail Letters
        Research Perspectives


  (b)   Market Behaviour Limited
        ------------------------

        United Distillers
        Seagram
        Martell
        British Airways
        Allied Domecq
        Guinness
        United Airlines
        Cahoots
        M & S
        Crookes Healthcare


  (c)   Marketing Blueprint Limited
        ---------------------------

        Bass Taverns/Leisure
        Management Horizons
        Audi
        Toby Restaurants
        Grattan
        Fiat
        M.F.I.
        Siemens
        Wimpey
        Renault


  (d)   Market Behaviour (Hong Kong) Limited
        ------------------------------------

        Coca Cola
        Philip Morris
        San Miguel
        Beecham
        Greenwich Asso.
        Martell/Seagram
        Campbells
        Australian Tourist Comm.
        Reckitt & Colman
        Jardine Group


  (e)   INRA (Hong Kong) Limited
        ------------------------

        Kodak
        Regional Services Dept.
        Penn & Schoen
        CNTA/HAB
        Hong Kong Housing Authority
        Chanel
        Consensus-MBL

        Industrial Market Research
        Carlsberg
        Inchcape Building Products


  (f)   Market Behaviour (Thailand) Limited
        -----------------------------------

        Shell (Thailand)
        Coca Cola (USA)
        TRBI (UK)
        Citibank (Thailand)
        Avon (USA/Thailand)
        Seagram (Thailand)
        JWT (HK)
        Colgate (Thailand)
        Philip Morris (HK)
        MBL (HK)


  (g)   Market Behaviour (Vietnam) Limited
        ----------------------------------

        P & G
        PMI
        Dentsu
        San Miguel
        MBL-HK
        MBL-S
        Nikkei
        CPC
        MBL-Malaysia
        Bates


  (h)   Market Behaviour (Malaysia) Sdn Bhd
        -----------------------------------

        MBL (S) Pte Ltd.
        BP Malaysia
        UMW Toyota Motor
        SIFO AB
        MBL (Hong Kong) Ltd
        TIME Telecommunication
        Motorola Electronics (S)
        Citibank Berhad
        Carlsberg Marketing
        Cadbury Confectionery


  (i)   Trends-MBL, Inc.
        ----------------

        SMC
        Procter & Gamble
        Jollibee
        SWS
        Coca-Cola
        Eveready Battery
        Kimberly Clark Phil.
        California Mfg.

        John Hopkins
        Nestle Phil.


  (j)   Merac WLL
        ---------

        Unilever
        BAT
        Coca-Cola
        NZDB
        WGC
        Research International
        Savola
        Shell
        Vector GmbH
        Modern Industries


  (k)   P.T, Continental Sentratama Surveys Ltd
        ---------------------------------------

        Friesche Vlag
        BAT
        Sampoerna
        Quest International
        Philips
        Daya Mitra
        MBL HK
        Sara Lee
        The Marketing Partner
        Multi Bintang


  (1)   Market Behaviour (International) Ltd - Taiwan Branch
        ----------------------------------------------------

        Coca-Cola
        Unilever
        RJR
        Citibank
        MBL-HK
        Bass
        JW7
        Nestle
        Volvo
        Cathay Pacific


  (m)   MBL-Research and Consultancy Group (P) Limited
        ----------------------------------------------

        Nippon Research
        Procter & Gamble
        Brooke Bond (l) Ltd
        Hindustan Lever Ltd
        TVS Suzuki
        BPL Ltd
        MBL
        Marico Industries Ltd
        Smithkline Beecham Ltd

        Citibank


  (n)   Market Behaviour Lanka (P) Ltd
        ------------------------------

        Ceylon Tobacco Corporation
        Ceylon Lever
        Ceylon Breweries
        Procter & Gamble
        Reckitt & Colman
        (only top five client names provided BY Executive Directors)


  (o)   Market Behaviour (S) Pte Ltd
        ----------------------------

        Coca-Cola
        DHL
        Goodman Fielder
        Land Transport Authority
        Ministry of Defence
        Decision Data
        MBL Hong Kong
        Lion Sdn Bhd
        Ministry of Health
        Motorola Electronics

Schedule 3.21

                               Intangible Property
                               -------------------


There is no Intellectual Property owned, used or licensed to or by any member of The MBL Group which is not generally available to third parties (whether under licence or otherwise) except;

  (a)   The Intellectual Property to which the contracts referred to in Schedule
        3.8 relate; and

  (b) "Opencode", a computer software program written by Douglas Johnson for the purpose of analysing responses to market research questions which are not answered as either "yes" or "no".

Schedule 3.22


                      Accounts Receivable; Accounts Payable
                      -------------------------------------

A receivable in the sum of (pound)9,700 plus VAT thereon due from Marks and Spencer plc to BJM Research and Consulting Limited, which has arisen since the Balance Sheet Date and has not yet been provided for, may not prove collectable in the ordinary course.

Schedule 3.23

                                   Real Estate
                                   -----------

1 No member of The MBL Group holds any option to purchase or acquire, nor has any member of The MBL Group granted any third party any option to purchase or acquire any interest in real property.

2 The leasehold interests of the members of The MBL Group are all held on an arm's length basis under leases negotiated in accordance with the commercial terms customary in the relevant jurisdiction, whether in respect of office premises or (where applicable) domestic accommodation provided to staff. To the Sellers' knowledge, the terms and conditions attached to all of the relevant leases, whether for office premises or domestic premises, were agreed in the ordinary course of business, the leases were taken at rentals which were consistent with the prevailing market conditions at the time and are subject to such statutory regulations as to commercial or domestic leases as are imposed in the relevant jurisdiction. The following details are available, by reference to leases, copies of which have been made available to NFO for inspection:

  (a) BJM RESEARCH AND CONSULTANCY LIMITED. The lease of BJM's premises at 4-5 Bonhill Street, London EC2A 4BX was made on 1 July 1996 with Knighton Estates Limited. There are no domestic property leases.

  (b) MARKET BEHAVIOUR LIMITED. This company leases its premises at 9 Stanhope Place, London W2 from the Church Commissioners for England under a lease which has been subject to renewal. (Note that the domestic accommodation at the premises currently occupied by the Sellers is part of the demise and is restricted in its use and that it would not be possible for that company to let the domestic accommodation to a third party user).

  (c) MARKET BEHAVIOUR (HONG KONG) LIMITED occupies its premises at 1605 King's Road, Hong Kong under five separate leases of different units of the Eastern Centre, three units being rented from Wu Pe, one unit from Forwell Development Limited and one unit from Playing Card Manufactory Limited. The leases vary in date from October 1994 through August 1996. In addition, Market Behaviour (Hong Kong) Limited also rents a domestic apartment for occupation by Chris Robinson.

  (d) INTERNATIONAL RESEARCH ASSOCIATES (HONG KONG) LIMITED rents premises at 7th floor CC Wu Building, 302-308 Hennessy Road under a lease dated September 1995 and made with Wue Ta Kwan, David and Wu Chung Lim, Dora. This company does not rent any domestic accommodation.

  (e) MARKET BEHAVIOUR (MALAYSIA) SDN BHD rents office premises at No.s 21 A, B and C, Jalan SS22/23 Damansara Jaya, 47400 Petaling Jaya under a lease with AVIA Corporation Sdn Bhd. Only an undated copy of this lease has been available for inspection. This company does not rent any domestic accommodation.

  (f) MARKET BEHAVIOUR (SINGAPORE) PTE LIMITED rents office premises at Unit 03-10, Jit Poh Building, 19 Keppel Road, under a lease dated 31 January 1997 and made with Jit Poh Investments PTE Limited. This company does not rent any domestic accommodation.

  (g) The resident representative office of MBL ASIA-PACIFIC LIMITED in Vietnam is located at premises rented at 1 Ly Tu Trong Street, Ben Nghe Ward, District 1, Ho Chi Minh City. In addition, domestic premises are rented for the accommodation of Mike Potter.

  (i) P.T. CONTINENTAL SENTRATAMA SURVEYS leases office premises in Jakarta at Jalan Bangka Raya 18, Peta Manpang under a lease dated 21 July 1996 and made with Michael Roland. In addition, domestic accommodation is leased for three senior members of staff.

  (j) TRENDS-MBL, INC. leases office premises at 2nd Floor Culmat Building, 127-133 E Rodriquez Sr. Avenue, Quezon City Metro Manila from Culmat Realty Corporation under a lease dated 1 April 1996. In addition, a residential unit is leased for use by an expatriate member of staff.

  (k) MARKET BEHAVIOUR LANKA (PVT) LIMITED leases office premises at 145/3 Park Road, Colombo under a lease dated 8 September 1996 from D E Wijeratne. No domestic accommodation is leased by this Company.

  (l) MARKET BEHAVIOUR (THAILAND) LIMITED (THAI COMPANY). This Company leases office premises and car parking spaces together with one residential property for use by expatriate staff. No further details are available for inclusion in this Schedule.

  (m) MARKET BEHAVIOUR (INTERNATIONAL) LIMITED. This Company leases one main and one subsidiary office building, together with five domestic properties for use by expatriate staff. Leases are drawn up in Chinese script and translations are not currently available.

  (n) MBL RESEARCH AND CONSULTANCY GROUP (P) LIMITED leases a total of 14 properties, comprising its main office at Plot 401, Off Road No. 1, Banjara Hills, Hyderabad, executive offices in Bombay, Delhi, Bangalore and Madras and domestic accommodation for the executive directors and a number of senior employees. Copies of the relevant lease agreement have been made available for inspection by NFO.

  (o) MERAC WLL LIMITED leases office premises in Dubai in the Emirates Industries Building from Dr. Juma K Belhoul and fmm Emirates Industries. There is also a lease of premises from Gulf & World Traders. In addition, domestic premises are leased on behalf of the managing director of MERAC.

  (p) MERAC EGYPT leases premises in Cairo but the only available copy of the lease is in Arabic.

Schedule 3.26

                                   Liabilities
                                   -----------

Attention is drawn to the matters referred to in Schedule 3.15, Taxes.

Schedule 3.27


                                      Liens
                                      -----


None save as referred to in Schedule 3.20 in respect of the Banking Facilities of MBL Research and Consultancy Group (P) Limited in India.

Schedule 3.28


                                    Insurance
                                    ---------

In the UK, all insurances are maintained on a Group basis covering the Company, BJM Research and Consultancy Limited, Market Behaviour Limited and Marketing Blueprint Limited. A copy of the Schedule of Insurances currently maintained is annexed.

Outside the UK, the Subsidiaries individually maintain appropriate insurance coverage to meet at the least all statutory requirements and generally relating to public liability, office contents, employee compensation and, depending on the relevant jurisdiction, in some cases medical expenses and permanent health insurance and even life assurance cover. In addition, where company vehicles are provided, appropriate vehicle insurances are maintained. From the information provided the Subsidiaries the following details are available:

  (a) MARKET BEHAVIOUR (HONG KONG) LIMITED. A global office contents, public liability and employee compensation policy with Netherlands Insurance Company under Policy No. DA S097031461 H covering the period to 4 April 1998.

  (b) INTERNATIONAL RESEARCH ASSOCIATES (HONG KONG) LIMITED. A single commercial "multicover" policy with Winterthur Swiss Insurance (Asia) Limited under Policy No. 01149627 and a Group Life and Health Insurance Policy with Top Glory Insurance Company (Bermuda) Limited under Policy No. 203730055.

  (c) MARKET BEHAVIOUR (SINGAPORE) PTE LIMITED. An "office all in" policy with Eagle Star Insurance under Policy No. ESD/POMR/96001284 and a workman's compensation policy under Policy No. ESD/WWCO/96001468, together with a medical expenses insurance with Commercial Union Assurance Co. plc under Policy No. 01A201437HCI.

  (d) P.T. CONTINENTAL SENTRATAMA SURVEYS in Indonesia, a fire and theft cover with ING Insurance under Policy No. 8.3981297 and a medical expenses insurance with CAR Asurans ljiwa under Policy No. 073209PST. There are also vehicle insurances in Indonesia but details are not available for inclusion in this Schedule.

  (e) MARKET BEHAVIOUR (MALAYSIA) SDN BHD. A "commercial package insurance (Nine to Five)" policy with American Home Assurance Company under Policy No. 65410184 through to April 1998 and a group life insurance, medical and permanent health insurance policy with American International Assurance Co. under Policy No. GL50366, through April 1998.

  (f) MARKET BEHAVIOUR (INTERNATIONAL) LIMITED (TAIWAN). This Company maintains compulsory government insurances in respect of employee's pension, injury compensation and maturity liabilities and in respect of medical expenses. The Company also maintains additional covers in respect of medical expenditure and life assurance depending on an employee's length of service and status. Details are not available for inclusion in this Schedule.

  (g) MBL RESEARCH AND CONSULTANCY GROUP (P) LIMITED. A separate Schedule of the insurances in place in respect of the Indian company is attached.

  (h) MARKET BEHAVIOUR (THAILAND) LIMITED (THAI COMPANY). This Company maintains insurances in respect of the office contents and cash held at the premises, medical expenses

        (policies in respect of both local staff and the expatriate staff), life assurance and vehicles. Details of the policies are not available for inclusion in this Schedule.

  (i) TRENDS-MBL, INC. A separate list of insurance policies maintained in the Philippines is annexed.

  (j) MARKET BEHAVIOUR LANKA (PVT) LIMITED. This Company maintains insurances in respect of the office and its contents, medical expenses and life assurance, public liability and vehicle insurances (three vehicles). Details are not available for inclusion in this Schedule.

  (k) MERAC WLL LIMITED. This Company maintains insurances with Norwich Winterthur Insurance (Gulo Limited in respect of office "multicover" under Policy No. 1102DO0048, group medical expenses cover under Policy No. 0545DO0052 and group personal accident cover under Policy No. 064-1,DOOO48. Appropriate insurances are also maintained by MERA.Cs subsidiary company in Egypt and its associated company in Saudi Arabia, but details are not available for inclusion in this Schedule.

                   RE:  MBL RESEARCH AND CONSULTANCY GROUP (P) LTD.

                                       Insurance
                                       ---------

Policy No. Date        Location           Risk Covered        Premium Paid     Validity Period
-------------------------------------------------------------------------------------------------
11/97/00174            New Delhi          office equpt./Fire  Rs. 591.00       17.6.96 to 16.6.97
   14.6.96                                policy

2123009/000/           New Delhi          office equpt./      Rs. 2363.00      17.6.96 to 16.6.97
   46/97                                  Burglary
00109 dt:20.6.96

Provisional            New Delhi          Cash insurance      Rs. 698.00       17.6.96 to 16.6.97
cover note
no. 635462/14.6.96

050303/011/11          Hyderabad          Fire policy         Rs. 512.00       03.4.96 to 02.4.97
00154/96

050303/46/03           Hyderabad          Burglary            Rs. 3399.00      13.4.96 to 12.4.97
31001/96 dt:1.4.96

96/98 dt:19.6.96       Bombay             Burglary            Rs. 6003.00      19.6.96 to 18.6.96

120200/11/1/A/         Bombay             Fire                Rs. 477.00       19.6.96 to 18.6.97
29504/96 dt:19.6.96

96/98 dt:24.6.96       Bombay             Burglary            Rs. 720.00       19.6.96 to 18.6.97

4001/F/A/10229/97      Madras             Fire                Rs. 30.00        01.7.96 to 30.6.97
102/1162 dt:12.7.96    Kodambakkam

411901/F/A/            Madras/            Fire                Rs. 30.000       18.7.96 to 17.7.97
10288/97               K.K. Nagar

050303/11/0314/        Hyderabad          Computer Fire       Rs. 337.00       29.11.95 to 28.11.96
95 dt:29.11.95

050303/05/03091/       Hyderabad          Computer/           Rs. 1351.00      29.11.96 to 28.11.96
95 dt:29.11.95                            Burglary

050503/11/0308/95      Bangalore          Fire/Computers      Rs. 30.00        24.11.95 to 23.11.96
dt:24.11.95

050303/46/03/          Bangalore          Burglary/           Rs. 101.00       04.11.96 to
31090/95                                  Computers
dt:4.11.95

050303/44/11/          Hyderabad          Fire/Computers      Rs. 1738.00      11.9.96 to 10.9.97
26041/96
dt:11.9.96

050303/11/0318/95      Delhi              Fire/Ac             Rs. 60.00        06.12.95 to 05.12.96
dt:6.12.95

050303/46/03/          Delhi              Burglary/Ac         Rs. 245.00       24.11.95 to 23.11.96
31093/95
dt:6.12.95

11/97/00311            Delhi              Fire/office equpt.  Rs. 213.00       21.8.96 to 20.8.97
dt:20.8.96

212309/904             Delhi              Burglary/office     Rs. 851.00       21.8.96 to 20.8.97
00000/46/97/00191                         equpt.
dt:26.8.96

050303/31              Hyderabad          Vehicle Ins. Car    Rs. 3841.00      16.07.96 to 15.07.97
001/16/02530/1996                         No. AP09G3893
dt:16.7.96

551204/61/00138/96     Hyderabad          Vehicle Ins. Car    Rs. 5897.00      13.05.96 to 17.04.97
dt:13.5.96                                No. AP10H3878

050303/31/001/11/      Hyderabad          Vehicle Ins. Car    Rs. 12409.00     12.06.96 to 11.06.97
01591/1996                                No. AP09J3497

050303/01/21489/95     Hyderabad          Vehicle Ins. Car    Rs. 3986.00      27.12.95 to 26.12.96
dt:27.7.95                                No. AP09F5055

400204/6100/137/96     Hyderabad          Vehicle Ins. Car    Rs. 5879.00      13.05.96 to 17.04.97
dt:13.5.96                                No. AP10H3891

114021                 Delhi              Vehicle Ins. Car    Rs. 9779.00      12.04.96 to 11.04.97
dt:12.4.96                                No. PB10M5700

17100/95               Bombay             Vehicle Ins.        Rs. 8501.00      07.11.95 to 08.11.96
                                          Premier 118

TRENDS-MBL

List of all Insurance policies maintained-


           INSURANCE PROPERTY/          AMOUNT OF                                  PREMIUM
           RISK COVERED                 COVERAGE              EXPIRY DATE          PAYMENT
                                                                                    (PESO)
A.         OFFICE EQUIPMENT
           FURNITURE & FIXTURE
           LEASEHOLD IMPROVEMENT                                5-98                  11,693

B.         AUTOS - COMPREHENSIVE
           COVERAGE
           1.  TOYOTA COROLLA                                   2-98                  10,160
           2.  TOYOTA COROLLA           310,000                 7-97                  11,390
           3.  TOYOTA COROLLA-                                  5-98                   8,229
           GAMBOA
           4.  TOYOTA LAND CRUISER     1,600,000                9-97                  36,854
           5.  TOYOTA COROLLA           300,000                 10-97                 10,201

C.         LIFE INSURANCE            24 X MONTHLY               5-97                  17,744
           INCLUDING ACCIDENTAL        BASE PAY
           DEATH-REGULAR
           EMPLOYEES

D.         MEDICAL INSURANCE        75,000/ILLNESS              6-97                  200,500
           REGULAR EMPLOYEES         PER EMPLOYEE

E.         ACCIDENTAL DEATH             10,000/                 5-97                  13,630
            W/ MEDICAL                 EMPLOYEE
           REIMBURSEMENT
           CONTRACTUAL EMPLOYEE

F.         EMPLOYEES COMPENSATION       VARIOUS              CONTINUING            P110/EMPLOYEE
           AND PAG-IBIG(?)                                                            MONTHLY
           Contribution (Legislation
           by law)

THAT ALL PREMIUMS ON INSURANCE POLICIES MAINTAINED BY THE COMPANY ARE PAID OR UP-TO-DATE.

SCHEDULE 3.29

                            POTENTIAL CONFLICTS OF INTEREST
                            -------------------------------


NONE